Posting Supplement No. 65 dated October 2, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated July 30, 2009 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 67948

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
67948	$3,200	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 67948. Member loan 67948 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Self-employed	Debt-to-income ratio:	6.06%
Length of employment:	16 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

I've slightly fallen behind and I'm just looking to transfer balances for better rates so I can get right back ahead!

A credit bureau reported the following information about this borrower member on February 9, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	0
Revolving Credit Balance:	$742.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	0
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 390078

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390078	$6,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390078. Member loan 390078 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	Linebarger Goggan Blair & Sampson	Debt-to-income ratio:	18.43%
Length of employment:	8 years	Location:	Missouri City, TX

Home town:	Houck
Current & past employers:	Linebarger Goggan Blair & Sampson, Memorial Hermann Hospital
Education:	BS Computer Science - UHD

This borrower member posted the following loan description, which has not been verified:

Trying to consolidate all my loans. This amount will be used to pay off old 401K loans which will allow me to borrow a little over $30K from my 401K (balance over 80K) to payoff everything and have a single payment of less than $600 plus the cost of this Lending club loan.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,417.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 400248

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
400248	$8,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 400248. Member loan 400248 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	New Hope Christian Academy	Debt-to-income ratio:	17.21%
Length of employment:	7 years 9 months	Location:	Memphis, TX

Home town:	Memphis
Current & past employers:	New Hope Christian Academy, Stream International, Memphis City Schools, Antioch M.B. Church, New Chicago, Inc.
Education:	University of Memphis

This borrower member posted the following loan description, which has not been verified:

Hello, I am a real estate investor in Memphis, TN, looking for a lender to help fund my rehab project. I have purchased seven duplexes. Six of the duplexes are occupied. The vacant duplex will need about $8,000 worth of work to it. Look forward to doing business with you

A credit bureau reported the following information about this borrower member on April 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	41
Revolving Credit Balance:	$26,596.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 417023

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
417023	$15,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 417023. Member loan 417023 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,892 / month
Current employer:	SourceMedical	Debt-to-income ratio:	17.19%
Length of employment:	1 year	Location:	NORTH HAVEN, CT

Home town:	New Haven
Current & past employers:	SourceMedical, Career Systems Development - Job Corps (New Haven, CT), Cas Consulting (current self-employment)
Education:	Albertus Magnus College

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am seeking loan assistance to consolidate debt. Due to changes in credit card terms, cards that were once easy to pay on and pay down have changed to very high rates and unreasonable payment terms. I have always maintain a Excellent to Good credit score. Even if I have had debt, I have always been able to manage it. I want to continue to keep my credit is good to excellent standing. I would love to opportunity to pay off all the debt I owe and put more into personal savings in order to be able to purchase a place of my own. I am a single female that has worked hard and continues to do so. I have even started a small work at home business, helping consumers with health insurance issues and medical billing problems. Today was a great day for one of my clients, as I was able to resolve a very large balance for them that was over 8 thousand dollars. - They no longer have to pay on a payment agreement of $100 per month. As much as I do for others, I would like to try and build myself up again. I have needed to depend on myself. Although I am almost 39 and single without children, this is still very much a future I would like to have. In order to do so, I would love to feel financially free. I can support myself, but I would love it if it were not a continued struggle to make ends meet and get ahead. I have spent alot of time educating myself and the workforce has not been easy, but I do continue to work and think of ways to bring in additional work on the side from my own business. If you should give me this opportunity to free myself of these financial burdens, then I can build up my financial dreams of being a homeowner one day and maybe being a parent, either with finding a soulmate to share in this dream or fostering a child. I very much thank you for the consideration and I hope that you will consider me in this request. I am just one of the individuals out there that would like to be able to get ahead again too, in order to do more in the future.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,560.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429454

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429454	$4,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429454. Member loan 429454 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,633 / month
Current employer:	Street Delivery	Debt-to-income ratio:	12.39%
Length of employment:	1 year 4 months	Location:	Harrisburg, PA

Home town:	Harrisburg,
Current & past employers:	Street Delivery, Crescent Hieghts
Education:	California State University San Marcos

This borrower member posted the following loan description, which has not been verified:

I am planning to completely remodel an investment property. Currently needs full rehab; --Flooring --Appliances --Roof --Replace a few sheets of drywall --New carpet. I have experience working for a company in which I was one of 2 construction coordinators at a 1300 unit condominium conversion. I plan on completing the major of the work in this 3 bed 1 bath by myself and hiring a roofer that will provide a warranty. Not sure what else to include, if you have any questions feel free to contact.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	32
Revolving Credit Balance:	$670.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430697

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430697	$18,500	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430697. Member loan 430697 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Raytheon	Debt-to-income ratio:	10.68%
Length of employment:	4 years 7 months	Location:	Lynn, MA

Home town:	Lynn
Current & past employers:	Raytheon
Education:

This borrower member posted the following loan description, which has not been verified:

looking to get pre approved for up to 18500

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$6,495.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 435991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
435991	$20,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 435991. Member loan 435991 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	7.98%
Length of employment:	n/a	Location:	Olney, MD

Home town:
Current & past employers:	PC Test Engineering Lab
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I need a small amount of loan in terms of personal loan to be used towards my Business overseas.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 436825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
436825	$24,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 436825. Member loan 436825 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Sunrise Enterprises	Debt-to-income ratio:	2.77%
Length of employment:	4 years 5 months	Location:	POMPANO BEACH, FL

Home town:	Boston
Current & past employers:	Sunrise Enterprises, Best Buy Co. Inc.
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I want to obtain this loan to consolidate my debts, have one monthly payment that covers all my debts. I have a stable job, been working there for more than 3 years. I will be able to pay the loan back with no problems.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,911.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 440108

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
440108	$20,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 440108. Member loan 440108 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	REZ-1	Debt-to-income ratio:	5.72%
Length of employment:	5 years 8 months	Location:	Needham, MA

Home town:	Baroda
Current & past employers:	REZ-1
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

The good news is that I won the lottery, 1,000,000 over the next 20 years. The bad news, I can only access 35,000 a year after taxes. Most of the companies that will give loans on winning have unreasonable requirements. This loan is to pay off the debt my parents accumulated when they lost their business this year. The took money out on the their credit cards and now are at a very high interest. They are able to live comfortably but can not make a dent in the 65,000 because the interest alone comes out to $1,100 a month. I am willing to take out several loans in my name and pay off their high interest credit cards. Hopefully you can help get rid of this debt and they can enjoy their golden years stress-free. Thank you, Ravi Bhatt

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,863.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 440545

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
440545	$25,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 440545. Member loan 440545 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Juniata Chimney Sweeps	Debt-to-income ratio:	21.02%
Length of employment:	15 years	Location:	Everett, PA

Home town:	Gastonia
Current & past employers:	Juniata Chimney Sweeps, New Enterprise Stone & Lime
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan ASAP!!!

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	69
Revolving Credit Balance:	$37,893.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 441016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
441016	$12,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 441016. Member loan 441016 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	The Car Works	Debt-to-income ratio:	10.10%
Length of employment:	3 years 3 months	Location:	WESTERLY, RI

Home town:	Koszalin
Current & past employers:	The Car Works, Firestone
Education:	New England Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Weddings aren't cheap... Credit card company raised rates after I paid for wedding costs with the card. Wedding is 95% paid for now I just need to get rid of crazy fees and rediculous interest rates. Thank you

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$12,315.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 442140

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
442140	$25,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 442140. Member loan 442140 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	TriNet	Debt-to-income ratio:	20.52%
Length of employment:	5 months	Location:	SAN FRANCISCO, CA

Home town:	Aiea
Current & past employers:	TriNet, Mervyns, GAP
Education:	University of Hawaii at Manoa, Santa Clara University

This borrower member posted the following loan description, which has not been verified:

During a stint where my ex-wife and I were on unemployment my credit card debt ballooned and my interest rates were increased. I'm seeking to lower my Credit Card debt and pay back as quick as possible. I'm currently paying 4 short term debts at $700 month but I am incurring at least $200 month in interest which is making this slow going. I have $10k in cash I will be using along with the $25k I'm borrowing to eliminate 2 cards totally $32k. I will use the remainder on a third card totalling $20k. I am a responsible IT Professional with a stable income making $120k a year. Unfortunately bad decisions in the past have been keeping me from being able to gain some momentum. Paying off these debts would go a long way towards financial recovery for myself. I really appreciate the help. Thanks!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,468.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 442958

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
442958	$8,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 442958. Member loan 442958 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Northeast Wisconsin Technical College	Debt-to-income ratio:	2.70%
Length of employment:	8 years 9 months	Location:	Coleman, WI

Home town:	Oconto Falls
Current & past employers:	Northeast Wisconsin Technical College, Paula Crum, DDS, MS
Education:	Silver Lake College

This borrower member posted the following loan description, which has not been verified:

I am currently approved for a home mortgage loan but need a short term loan for the down payment. I have recently divorced with my home on the market for sale. Once the home sells, I will have the finances to pay the short term loan off. I am unable to withdraw money from my retirmentment program or borrow against the policy due to it being a pension plan vs. a 401k.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,914.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 443054

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443054	$5,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443054. Member loan 443054 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Jones of New york	Debt-to-income ratio:	3.79%
Length of employment:	10 years	Location:	CITRUS HEIGHTS, CA

Home town:	Tacoma
Current & past employers:	Jones of New york
Education:	sac city college

This borrower member posted the following loan description, which has not been verified:

i would like to have some extra money for a vacation.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,029.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 443178

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443178	$7,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443178. Member loan 443178 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Cinemark USA Inc.	Debt-to-income ratio:	15.09%
Length of employment:	1 year 1 month	Location:	GRAND PRAIRIE, TX

Home town:	Tuscaloosa
Current & past employers:	Cinemark USA Inc., The University of Alabama
Education:	The University of Alabama

This borrower member posted the following loan description, which has not been verified:

I am one of the few people who have a stable job right now and I am expecting a promotion and raise soon as well. My job is currently paying for my rent and utilities, which spares me a lot of expense. My credit score is not as high as I would like it to be, mainly due to some bad credit choices I made in my late teens. I'm now 25 and I would like a loan to help pay for my wedding expenses. Thank you.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,896.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 443237

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443237	$6,250	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443237. Member loan 443237 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Complete Flooring Installation Inc.	Debt-to-income ratio:	21.84%
Length of employment:	3 years	Location:	PALM BEACH GARDENS, FL

Home town:	Decatur
Current & past employers:	Complete Flooring Installation Inc., Elhilow, Smith & Company, LLC
Education:	Indiana University-Purdue University-Fort Wayne, Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

using to pay off credit cards

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	35
Revolving Credit Balance:	$28,565.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 443439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443439	$20,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443439. Member loan 443439 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Howell High School	Debt-to-income ratio:	7.65%
Length of employment:	11 years	Location:	Brighton, MI

Home town:	Youngstown
Current & past employers:	Howell High School, Eastern Tool And Machine
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

We have created a compliance package for Low Risk Companies. It includes a poster, much like the OSHA posters that employers must have, and a workbook to assist you maintaining compliance to the new law. In November of 2009, ALL businesses that bill or charge their clients will be subject to the compliance rules set forth by the FTC in the Red Flag Ruling Law. We have created the country's most effective and cost effect tool when dealing with Identity Theft. We own a database of 2.4 million business owners and physicians throughout the US. We have the ability to send out unlimited emails but need cash to forward the business plan.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,667.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 443671

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443671	$16,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443671. Member loan 443671 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Lynblosten care center	Debt-to-income ratio:	14.67%
Length of employment:	14 years	Location:	SAINT PAUL, MN

Home town:	Kingston
Current & past employers:	Lynblosten care center
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate credit card debts of my child and aid her with living expense for the remainder of the year. We have gone over a plan to clear up credit card and other debts that she has this is the first step we plan to take along some other budgeting and financial planning option. My child is currently working as a stylist and was having a hard time keeping up with the multiple payments on the different cards. She is currently paying about $ 500 in minimum payments, so get this Loan would reduce her monthly payments. We plan to select two accounts for her to keep open for emergencies only. We will be spliting the payments and plan to set up account to pay this account with auto pay to ensure that this loan is paid on time every month.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	40
Revolving Credit Balance:	$9,092.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 443853

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443853	$15,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443853. Member loan 443853 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Schmid Broaddus Nugent and Gano PC	Debt-to-income ratio:	11.65%
Length of employment:	3 years 1 month	Location:	EL PASO, TX

Home town:	ogre
Current & past employers:	Schmid Broaddus Nugent and Gano PC
Education:	The University of Texas at El Paso

This borrower member posted the following loan description, which has not been verified:

Investment in real estate

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,165.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 443878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443878	$20,000	17.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443878. Member loan 443878 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,364 / month
Current employer:	California Emergency Management Agency	Debt-to-income ratio:	7.04%
Length of employment:	14 years 5 months	Location:	Fair Oaks, CA

Home town:	Sacramento
Current & past employers:	California Emergency Management Agency, Department of Justice (DOJ)
Education:

This borrower member posted the following loan description, which has not been verified:

Hello. My name is Michelle and I am trying to open a taekwondo school. This is the last amount I need. It is a franchise called Robinson's Taekwondo. I am a second degree black belt and I will test for my third very soon. I have 6 years of experience working in a taekwondo school. I am being mentored by some of the most successful instructors in the Sacramento area. The loan will be used to get the lease on a 2400 sq ft space as well as all of the supplies to open the school. I will be buying mats, mirrors, and workout equipment. My plan is to enroll at least 20 students a month - which is the average for our area. Once I reach 90 students I will be a the break even point. In six months, the business will have a profit. I will be using the profits to ensure that the loan is repaid. I will also still be working at my full time job with the State of California so that the loan payment will never be missed.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,829.00	Public Records On File:	1
Revolving Line Utilization:	74.40%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 443913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
443913	$20,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 443913. Member loan 443913 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Cedars-SInai Medical Center	Debt-to-income ratio:	5.13%
Length of employment:	9 months	Location:	LOS ANGELES, CA

Home town:	Quezon City
Current & past employers:	Cedars-SInai Medical Center, Ez Staffing Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am a full time hardworking Registered Nurse at a very stable company ( Cedars Sinai Hospital ) and have always been dedicated to my commitments. I have been working as an RN for 7 years now and with my job stability I surely make an excellent candidate for making prompt payments. I just need cash at the moment to consolidate all my credit card and personal debts totalling around $22000. I have a very good if not excellent credit history and will definitely appreciate a personal loan of a reasonable rate at this time. Thank you so much for the assistance.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$17,470.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444058

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444058	$6,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444058. Member loan 444058 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,624 / month
Current employer:	n/a	Debt-to-income ratio:	1.56%
Length of employment:	n/a	Location:	McKinney, TX

Home town:	San Antonio
Current & past employers:	Pizza Hut
Education:

This borrower member posted the following loan description, which has not been verified:

I'm am buying a car audio set up.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	64
Revolving Credit Balance:	$2,232.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444165

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444165	$13,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444165. Member loan 444165 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,307 / month
Current employer:	Peace Health	Debt-to-income ratio:	24.04%
Length of employment:	1 year 9 months	Location:	Clatskanie, OR

Home town:	The Dalles
Current & past employers:	Peace Health, Western Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Although I do not qualify for conventional loan with today's economical situation, I have always maintained excellent credit! I have NEVER defaulted on any loan or debt I have had. I am a hard worker, never miss work and take any extra hours offered me at work. I have a very secure job, working in a hospital food service department. And I also receive $26,000 a year in alimony. I just do not own anything (in my name) to use as collateral. My ex-husband makes the mortgage payment on my home, so I do not have that as an expense. I want to be able to close my credit card accounts and have just one payment to make, knowing that this debt will be paid off, finally and FOREVER! I am an excellent candidate for your consideration because I will pay you back and you will be helping me to find a way to pay off my debt. Please help me! Thank you!

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,688.00	Public Records On File:	0
Revolving Line Utilization:	91.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444306

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444306	$19,900	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444306. Member loan 444306 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	American Airlines	Debt-to-income ratio:	8.18%
Length of employment:	9 years 1 month	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	American Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

I am dedicated to consolidating my high interest debt. Positive credit and payment history should be rewarded with reasonable terms... I have outstanding credit and a payment history of no delinquencies or late payments in my 20 year credit history, I also tend to pay off my loans early/quickly as I enjoy a "free-state of mind". I have presently saved enough money to pay off one of my credit cards (Discover), however would prefer to pay off instead the one with highest rates that is 27.99% and that is still the best (AMEX) offers for my excellent credit score and payment history. With regards to resolving AMEX - I believe there is a better way and a lower interest rate so I can pay in a more rapid manner, and not with more going to interest than principal. The best way to achieve this is to pay it off completely by consolidating the debt into a loan with more fair interest rate terms which will allow me to pay it far more quickly. I am asking for funds to accomplish this as both I and my wife have a clear goal in mind - purchase a home in the future and finally start a family. Due to my wife's recent pregnancy loss eariler this year, we feel that destiny rewarded our angel baby back up to heaven to give us more time to refocus and better plan ahead for our future and that of our family. As such before we try again, we want no debt and finally our very own home. As we are now very focused on paying down my debt (as we just paid off the last of hers) we feel this will finally position us to have the home and family in the near future, hopefully in a time frame of the next 2-3 years completing our dreams. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,095.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444315	$7,200	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444315. Member loan 444315 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,201 / month
Current employer:	Stored Value Solutions	Debt-to-income ratio:	12.62%
Length of employment:	1 year	Location:	Louisville, KY

Home town:
Current & past employers:	Stored Value Solutions, TEK Systems, Smoothstone IP Communications, Insight Communications
Education:	ITT Technical Institute, University of Louisville

This borrower member posted the following loan description, which has not been verified:

I have a Transunion credit score of 702. I make $50414.93/yr and have very little expenses. I can easily afford to save/pay $600/month. I would prefer to finance the ring depending on the interest rate so that I can propose sooner--rather than saving for several months to a year. I have tried for a personal unsecure loan at a traditional financial institution and was able to borrow $2000 but unable to borrow the $6000 that I requested without having something as collateral. Hopefully lendingclub.com is right for me!

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,007.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 444354

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444354	$6,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444354. Member loan 444354 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	global apparel resources inc.	Debt-to-income ratio:	6.74%
Length of employment:	5 years 2 months	Location:	Piscataway, NJ

Home town:	NEw jersey
Current & past employers:	global apparel resources inc., fashion focus group inc.
Education:	Fairleigh Dickinson University-Metropolitan Campus

This borrower member posted the following loan description, which has not been verified:

I need to consolidate and refinance credit cards balance

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$22,633.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444372

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444372	$24,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444372. Member loan 444372 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	MDU	Debt-to-income ratio:	0.54%
Length of employment:	2 years 4 months	Location:	Rockville, MD

Home town:	Chicago
Current & past employers:	MDU
Education:	Rush University, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Business growing well. Have 2 high credit card rates caused by temporary credit report error due to billing error from physician office. The error is corrected, but the rates are still very high- over 20%. Very irritating. Paying down balance at over 5K a month each. Need a consolidated loan to pay down the balance in a sustainable way.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,068.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444384

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444384	$24,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444384. Member loan 444384 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$27,083 / month
Current employer:	Nuclear-Oncology	Debt-to-income ratio:	5.32%
Length of employment:	18 years 2 months	Location:	Chicago, IL

Home town:	Joliet
Current & past employers:	Nuclear-Oncology
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

I am a physician arranging for care of my fiancee during her recovery from surgery. We have an infant 4 months old and she recently had abdominal surgery and hospitalization for post-c-section complications. She is now recovering at home on a course of protracted IV antibiotics. She has been off work for several months and will not recover enough to resume work for several more months. We need in-home help for a few more months to care for her and our infant son. This loan will help cover some of the costs of that care. I am a radiation oncologist in a group practice that I have been with since 1991. I plan repayment of this loan over the next two years.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1972	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	13
Revolving Credit Balance:	$388,892.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 444399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444399	$25,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444399. Member loan 444399 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,333 / month
Current employer:	Offspring Solutions	Debt-to-income ratio:	5.06%
Length of employment:	6 years	Location:	Lorton, VA

Home town:	Chicago
Current & past employers:	Offspring Solutions, PeopleSoft, KPMG
Education:	United States Air Force Academy (USAFA), St Marys University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off higher-interest credit card balances that were used for business purposes. My financial situation: I am a good candidate for this loan because I own a successful business that's over 5 years old with 4 major federal/state government clients. The credit cards were used as a foundation for building the business. Those investments have paid off and the revenues can easily pay off the loan. I have a dual income household and have no trouble paying monthly bills. I'd like to consolidate and pay off these credit cards and discontinue their use as I move to a debt-free operating environment (both personally and professionally). I anticipate that the loan will be paid off relatively quickly (~6-12 months).

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	21
Revolving Credit Balance:	$32,328.00	Public Records On File:	0
Revolving Line Utilization:	17.69%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444401	$25,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444401. Member loan 444401 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Federal Government & United States Air Force Reserves	Debt-to-income ratio:	21.02%
Length of employment:	20 years 3 months	Location:	Palm Springs, CA

Home town:	Chula Vista
Current & past employers:	Federal Government & United States Air Force Reserves
Education:	American Military University, Riverside Community College

This borrower member posted the following loan description, which has not been verified:

I am in the Air Force Reserves. I was recently mobilized and as a result - I lose a bit of money. I would like to consolidate my credit card debt. I actually need more than $25000 ($38000 to be exact) but I will be happy with any amount. I am current on all my payments. I am a home owner - but my house does not appraise high enough now as it would have 3 or 4 years ago to refinance to include my debt. Because I am current on all of my monthly bills - I am not interested in the "debt management" solution. I don't want anything to hurt my credit. I have to maintain a security clearance and maintaing a good credit rating is part of maintaining a favorable security clearance. I just want to consolidate my debt. Because I have been in the military for 26 years - I would like who ever may read this to know that I am committed to paying my debt and know that I have an obligation to both my current debtors and to the members of your company should you choose to assist me with a loan. If you look upon this request favorably - I will destroy and close the accounts I pay off with your consolidation loan. Thank you for your time and consideration

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	55	Months Since Last Delinquency:	14
Revolving Credit Balance:	$115,152.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 444428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444428	$25,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444428. Member loan 444428 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	BERKSHIRE FACULTY SYSTEM	Debt-to-income ratio:	16.79%
Length of employment:	2 years 3 months	Location:	PITTSFIELD, MA

Home town:	PESHAWAR
Current & past employers:	BERKSHIRE FACULTY SYSTEM, BERKSHIRE FACULTY SYSTEM
Education:	KHYBER MEDICAL COLLEGE

This borrower member posted the following loan description, which has not been verified:

Me and my wife both are physicians and are currently working and have been trying to pay off our credit cards loan for the last couple of years but they are not moving an inch.Moreover we are paying high interest rates.Our son will be going to college in near future and we want to start saving for his college which is not happening with our credit card loan and other monthly expenses.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,459.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444440

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444440	$5,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444440. Member loan 444440 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	MZA "The Michael Zanuck Agency"	Debt-to-income ratio:	19.20%
Length of employment:	2 years 9 months	Location:	Los Angeles, CA

Home town:	Fresno
Current & past employers:	MZA "The Michael Zanuck Agency", Starbucks, Quiznos Franchise Manager
Education:	Fresno City College, Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

Hello! I am looking to pay off my outstanding credit card debt so that I can have only one monthly payment with a lower interest rate. I have great credit for my age, and I have always payed higher than the minimum on my monthly payments. I have a secure job, and live modestly. This loan will only be used to pay off my current outstanding credit card debts, and nothing else. I anticipate paying of the loan quicker than 3 years, to be honest.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,089.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444444

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444444	$5,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444444. Member loan 444444 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Secure Data Defense	Debt-to-income ratio:	20.92%
Length of employment:	12 years	Location:	ROCHESTER, NY

Home town:	Rochester
Current & past employers:	Secure Data Defense, Victorias Secret
Education:	Isabella Graham Hart, Monroe Community College

This borrower member posted the following loan description, which has not been verified:

I was approved and offered by you at lending tree.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	50
Revolving Credit Balance:	$3,179.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444496

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444496	$12,000	17.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444496. Member loan 444496 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Basic Energy Services	Debt-to-income ratio:	24.13%
Length of employment:	2 years 6 months	Location:	Gillette, WY

Home town:	Brush
Current & past employers:	Basic Energy Services, Eagle Excavation
Education:

This borrower member posted the following loan description, which has not been verified:

We are currently somewhat behind in our payments due to me not working this summer, my husband's hours cut from 60 to 50 a week and some unexpected finances this summer. We are able to make our payments (although some have been late recently); however we are paying the minimum-some of which run $300.00-$400.00-and since they are revolving credit will we never see the end on them. The debt on the cards were for household improvements and also a large amount were put toward a tool box for my husband to have at work. It is a huge tool box with a value of $18,000.00. He has bought tools over the years that have a value equal to the box. We do take paying our debt seriously. It is our goal to consolidate our bills and pay them off as quickly as we can. It is also our goal to not obtain any new debt. With the furture of America on shakey ground we are anxious to resolve our debt. We do not haave a house payment-we own a mobile home and 2.5 acres of land. We sincerely hope that you will consider us for this loan.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	40
Revolving Credit Balance:	$19,714.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444563

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444563	$8,400	18.43%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444563. Member loan 444563 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	AMC	Debt-to-income ratio:	4.18%
Length of employment:	2 years	Location:	LAVEEN, AZ

Home town:	Beaver
Current & past employers:	AMC, MEB Management Services Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

With this small business loan i can get the tools that i need to start my small business and get it off the ground. At the same time it will keep my bills and rent paid for the next three months.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,244.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444570	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444570. Member loan 444570 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	retired, pension & rental income	Debt-to-income ratio:	14.02%
Length of employment:	n/a	Location:	SOMERSET, MA

Home town:	Fall River
Current & past employers:	retired, pension & rental income, none
Education:	none

This borrower member posted the following loan description, which has not been verified:

I would like to help my grandchildren out with college expenses. I had never been able to save for them for college. I know the importance of a college education and want them to be successful. I hoped to be able to maybe sell my home but the economy is not good in my area. I want them to be able to concentrate on school and not how to pay for it. Also, I don't want them stuck with students loans when they get out. It is tough enough to find a job in your field nevermind trying to pay loans. I feel this is a good thing to do for them. I hope to be able to do it with your help. Thank You. I am a consciencous of my credit history and score. The reason I don't go to my local bank is that this is a small town and I don't want them in my personal business.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1976	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	11
Revolving Credit Balance:	$186,818.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444583	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444583. Member loan 444583 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Certainteed	Debt-to-income ratio:	22.38%
Length of employment:	37 years 3 months	Location:	Kansas City, KS

Home town:	Kansas City
Current & past employers:	Certainteed
Education:	none

This borrower member posted the following loan description, which has not been verified:

I will youse this money to consolidate debt, and to help me get back on my feet from plant shutdowns.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,430.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444594

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444594	$16,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444594. Member loan 444594 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	HCA/Brandon Regional Hospital	Debt-to-income ratio:	21.54%
Length of employment:	8 years 2 months	Location:	Brandon, FL

Home town:	Jamaica
Current & past employers:	HCA/Brandon Regional Hospital
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

I'm needing extra cash for my daughter's wedding on 10/17 - so I need cash fast. I can probably do everything by myself, but those last minute expenses come up fast. If there is cash left over, I plan to consolidate existing loans

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1975	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	22
Revolving Credit Balance:	$36,095.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444596

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444596	$25,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444596. Member loan 444596 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,541 / month
Current employer:	Operational Security Systems	Debt-to-income ratio:	7.49%
Length of employment:	17 years 3 months	Location:	Marietta, GA

Home town:	Thomson
Current & past employers:	Operational Security Systems, Georgia Institute of Technology
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Due to the declining health of my Mother-in-law a few years back, my family had to sell our house and move to be closer. The market was down and after 2 years of not selling, we had to settle on a price for less than asking. This coupled with helping her with medical, funeral and home repair expenses forced us to use credit cards for these and everyday expenses. I am currently putting $2000 a month toward paying this off but would like to get a better rate. I have been employed now for 17.5 years with the same company and have a 6 figure income. I have always had an outstanding credit score and recently paid off my wife's student loans and Home Depot credit account early. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,492.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444605

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444605	$5,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444605. Member loan 444605 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,283 / month
Current employer:	1-800 Contacts	Debt-to-income ratio:	21.42%
Length of employment:	6 months	Location:	SALT LAKE CITY, UT

Home town:	Salt Lake City
Current & past employers:	1-800 Contacts, American Express
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

medical expenses

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,817.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444654

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444654	$5,600	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444654. Member loan 444654 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,488 / month
Current employer:	OEConnection	Debt-to-income ratio:	10.57%
Length of employment:	7 years	Location:	HUDSON, OH

Home town:	Hudson
Current & past employers:	OEConnection
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

Payoff my equity line of credit.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	23	Months Since Last Delinquency:	7
Revolving Credit Balance:	$12,810.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444665	$25,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444665. Member loan 444665 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Tower Credit Union	Debt-to-income ratio:	6.30%
Length of employment:	13 years 4 months	Location:	Wausau, WI

Home town:	Pana
Current & past employers:	Tower Credit Union, Community Credit Union of Wausau
Education:	Eastern Illinois University, Southwest Wisconsin Technical College

This borrower member posted the following loan description, which has not been verified:

My partner and I started this business 3 1/2 years ago. We sell boots made by in the USA, many of which are made in Wisconsin. Our monthly gross sales are now consistently between $20,000 and $30,000 per month. We started this business on a shoestring - and the shoe company has been carrying us in the amount of approximately $40,000 to $50,000. They are willing to set up payment arrangements on the amount owed if we can come up with some $ to pay down on what is owed, and then we will keep current with them in the future. My partner is a 28 year marketing and advertising veteran. In 2006 he started a small internet business development company with the launch of our current venture. As Managing Director, my partner overseas the day-to-day management of customer orders, queries and new business development. He also serves as the web master; maintaining and refreshing our two sites as conditions require. I am the CEO of small financial institution and have contributed my bookkeeping and financial management experience to the partnership. I also manage our relationship with the major search engines and have optimized our position resulting a continuous page one placement for both websites on Google. I have excellent credit and will continue to manage the financials, while my partner will focus on operations.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,793.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444700	$3,000	21.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444700. Member loan 444700 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Superior Care	Debt-to-income ratio:	14.58%
Length of employment:	2 years	Location:	Aurora, CO

Home town:	Orlando
Current & past employers:	Superior Care
Education:

This borrower member posted the following loan description, which has not been verified:

We want to expand the business and showroom exactly what needed. For 18000 I will buy sanding polishing equipment (5000 for dustless machine and 2000 for edger) for $4000 we can buy a cargo van and 7000 should be enough for store remodeling and purchase of displays

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	79
Revolving Credit Balance:	$10,441.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 444732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444732	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444732. Member loan 444732 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Monster Cable	Debt-to-income ratio:	17.83%
Length of employment:	12 years 6 months	Location:	MILLBRAE, CA

Home town:	Galway
Current & past employers:	Monster Cable, The Good Guys
Education:	Calasanctius College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off credit cards that have me at a high APR and get my debt paid off faster. I would like to consolidate my payments in to one bigger one and see my balance go down faster. I have a good job secure job, have been employed by the same company for 13 years. I have not bankrupted nor do I have any major negatives on my credit report.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	31
Revolving Credit Balance:	$17,426.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444805

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444805	$13,800	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444805. Member loan 444805 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	The Methodist Hospital	Debt-to-income ratio:	20.86%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	The Methodist Hospital
Education:	Prairie View A & M University

This borrower member posted the following loan description, which has not been verified:

I work as an RN at the Methodist Hospital in Houston. I paid for my last semester with a credit card with a high interest rate. Now I am looking to get into an installment account to pay of the same loan.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,981.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444809

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444809	$25,000	17.39%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444809. Member loan 444809 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Korean Chinese Association	Debt-to-income ratio:	12.57%
Length of employment:	2 years 6 months	Location:	flushing, NY

Home town:	Flushing
Current & past employers:	Korean Chinese Association, E One Group
Education:	Fujian Normal University

This borrower member posted the following loan description, which has not been verified:

I am in the process of negotiating a deal to purchase an existing restaurant located at flushing, NY. Current owner is asking for $180K and I am trying to get it down to $150K. I have $100K on hand, however, still short about $50K. I don't want a short term loans, but looking into a long term loan, preferrably 3 -7 yrs term.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,069.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 444829

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444829	$21,275	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444829. Member loan 444829 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$17,546 / month
Current employer:	Arrow Capital Management	Debt-to-income ratio:	0.82%
Length of employment:	8 years 6 months	Location:	Malibu, CA

Home town:	Los Angeles
Current & past employers:	Arrow Capital Management, Walt Disney Co.
Education:	University of California-Berkeley (Cal UC Berkeley), University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I have been looking to get a replacement car. I would normally think of joining a credit union but heard Lending Club has competitive rates too. My income and credit and excellent and would love to be part of P2P lending. Thank you.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,848.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444831

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444831	$24,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444831. Member loan 444831 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	US Government	Debt-to-income ratio:	21.94%
Length of employment:	6 years 9 months	Location:	Ashburn, VA

Home town:	Boston
Current & past employers:	US Government, George Mason University, AT&T Inc.
Education:	University of Kentucky, National University of Singapore

This borrower member posted the following loan description, which has not been verified:

After my divorce, I tried to live off my real estate commission income during a down market. It didn't work (obviously) and I continued to put more and more expenses on credit cards trying to keep up the same standard of living for my children. Yes, I know it was stupid, but who knew the market would tank as much as it did. I finally got smart and went back to work for the US Govt. I have been in a wonderful job for the past nine months, with an excellent income. However, I am still plagued with credit card debt spread out over several cards. I would like to consolidate my debt and pay it off quicker with a set payment every month. I have a good solid income, and I own my own home (with the bank!). I just need some help to get me back on my feet. Please help!

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$124,784.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444832

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444832	$22,000	20.86%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444832. Member loan 444832 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,333 / month
Current employer:	On Wheels, Inc.	Debt-to-income ratio:	10.81%
Length of employment:	15 years 3 months	Location:	Bowie, MD

Home town:	Camden
Current & past employers:	On Wheels, Inc.
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

My business is 15 years old and generates $2.5 million annually. I have grown without the help of loans or investors. I am launching an expanded multimedia for the multicultural market. It will be the first national consumer reports in this growing market. I am transitioning from being the first national auto magazines for this market to covering travel, business, finance, health, green, entertainment and more. I will have close to $1 million in commitments from corporate 500 companies for the launch and will generate $15 million in five years. Because of my past connection to the auto industry, i cannot secure bank financing, although I am a disabled Veteran owned small business. We have invested everything in building this multimedia platform that offers advertisers print, web hub, digital magazines, events, e-newsletters, research and more. The growth industries continues to get digital, Green, and multicultural and we provide all, including the launch of a national Green magazine for this market. We launch in a few weeks and need operating capital.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$109,901.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 444882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444882	$16,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444882. Member loan 444882 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	GRAZIANO IMPORT & EXPORT	Debt-to-income ratio:	13.93%
Length of employment:	10 years 2 months	Location:	MIAMI, FL

Home town:
Current & past employers:	GRAZIANO IMPORT & EXPORT, ARGENTINA MEAT MARKET
Education:

This borrower member posted the following loan description, which has not been verified:

I WANT TO GET MY WIFE AND KIDS TO EUROPE FOR ABOUT A MONTH. I ACTUALLY HAVE THE MONEY BUT PREFFER TO GET A LOAN FOR THIS PURPOSE.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,163.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444886	$6,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444886. Member loan 444886 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,375 / month
Current employer:	Department of Defense	Debt-to-income ratio:	20.83%
Length of employment:	1 year	Location:	TWENTYNINE PALMS, CA

Home town:	new bedford
Current & past employers:	Department of Defense, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

my vehicle broke down requiring an engine swap the auto repair place is Baileys auto repair in twentynine palms, ca the total cost for parts, and labor.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444901

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444901	$25,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444901. Member loan 444901 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	New World Systems	Debt-to-income ratio:	14.32%
Length of employment:	2 years 7 months	Location:	ROYAL OAK, MI

Home town:
Current & past employers:	New World Systems
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

Excellent credit

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,427.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444904

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444904	$25,000	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444904. Member loan 444904 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Childrens National Medical Center	Debt-to-income ratio:	24.77%
Length of employment:	28 years 2 months	Location:	Germantown, MD

Home town:	Cumberland
Current & past employers:	Childrens National Medical Center
Education:	Marymount College, College of Notre Dame of Maryland

This borrower member posted the following loan description, which has not been verified:

Please consider my request for this loan amount or another amount to be negogiated. Iam a nurse with a steady income wanting to get of credit card debt.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	16
Revolving Credit Balance:	$56,883.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444914

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444914	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444914. Member loan 444914 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	U.S. ARMY	Debt-to-income ratio:	15.06%
Length of employment:	4 months	Location:	ALEXANDRIA, VA

Home town:	Penn Yan
Current & past employers:	U.S. ARMY, U.S. Army - Active military service (March 1984-Feb 2009)
Education:	State University of New York at Oneonta

This borrower member posted the following loan description, which has not been verified:

I retired from the Army in February 2009 after 25 years of active duty. In May 2009, I took a civilian position with the Army in Arlington, Virginia. Unfortunately, my family can't join me in Virginia until we sell our house in El Paso, Tx. Before putting the house on the market, we need to make some minor repairs. To compound our problems, we have high credit card debt, which I would also like to consolidate into one payment at a lower interest rate. If we are able to receive a $25,000 loan, we will use $4,000 - $6,000 to do the house repairs (less, if possible). The rest will go toward paying down the unsecured debt. Even with our high debt, a mortgage AND a lease, and two girls in middle and high school, we have never fallen behind on any of our payments. I am currently making about $97,000/year and can easily make these payments. Once we sell our house, we'll use whatever we make on it to pay off the remainder of our debt. My goal with this loan is to get my family back together here in Virginia. After retiring from the Army, I thought we wouldn't be separated like this again (I had just completed a 14 month tour in Korea without my family). My wife and kids need for this to happen as soon as possible...parenting by phone is difficult on all of us!! Thank you!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,551.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444944

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444944	$24,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444944. Member loan 444944 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Payne Home Improvements and Repairs	Debt-to-income ratio:	11.71%
Length of employment:	12 years 2 months	Location:	Colonial Heights, VA

Home town:	Colonial Heights
Current & past employers:	Payne Home Improvements and Repairs
Education:

This borrower member posted the following loan description, which has not been verified:

We are trying to pay off some credit card debt and also want to purchase a used car. WE have ALWAYS paid our debts on time. However, recently some of our credit cards lowered our credit limit and that has hurt our credit. In addition, we have closed some cards because they were going to increase our interest. We make plenty of money to pay our debts and we have been trying to lower the debts and have paid off several in the last 2 weeks. We do have a 2004 Kia Amanti that was paid off the month after it was purchased new in Sept.2005. So we can do a secured loan also.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,598.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444972	$12,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444972. Member loan 444972 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	BGA	Debt-to-income ratio:	23.85%
Length of employment:	1 year 10 months	Location:	Dallas, TX

Home town:
Current & past employers:	BGA
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 cards that have magically went up to 29.9% as a resut of changes in policy. I am looking to consolidate these cards with something more reasonable and hopefully get it paid down in a few months. I have never missed a payment on a card in my life and have a solid score. I am a quality borrower and would be very happy with any help

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	3
Revolving Credit Balance:	$61,956.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444980

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444980	$20,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444980. Member loan 444980 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Traverse	Debt-to-income ratio:	0.83%
Length of employment:	15 years	Location:	redondo beach, CA

Home town:
Current & past employers:	Traverse
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate all debts into one conveniently monthly payment at a fixed interest rate.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,362.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
444991	$10,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 444991. Member loan 444991 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	High Mountain Taxi	Debt-to-income ratio:	13.73%
Length of employment:	2 years	Location:	Aspen, CO

Home town:	Waterloo
Current & past employers:	High Mountain Taxi, Charles Schwab
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

I work as a taxi driver in Aspen, CO. Last year I made $37,500. Will be consolidating all outstanding debt with this loan and closing all but one credit card.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$417.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445007

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445007	$20,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445007. Member loan 445007 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	cintas uniform company	Debt-to-income ratio:	12.61%
Length of employment:	9 years	Location:	NORTH WALES, PA

Home town:	Philadelphia
Current & past employers:	cintas uniform company, Crown Holdings
Education:	Philadelphia community college

This borrower member posted the following loan description, which has not been verified:

I am using this money to put on an addition on my in laws house. This loan will allow us to have no rent or mortgage and enable to pay off other bill and children tuition payments.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$197.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445020

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445020	$3,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445020. Member loan 445020 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Jbh environmental	Debt-to-income ratio:	10.62%
Length of employment:	10 years	Location:	OAKLAND GARDENS, NY

Home town:	Bayside
Current & past employers:	Jbh environmental
Education:

This borrower member posted the following loan description, which has not been verified:

im looking to pay some debts off as well as make a purchase.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	48
Revolving Credit Balance:	$1,569.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445022	$11,000	17.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445022. Member loan 445022 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	New York Daily News	Debt-to-income ratio:	0.45%
Length of employment:	5 years	Location:	Jamaica, NY

Home town:	San Jose
Current & past employers:	New York Daily News, PGI
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Hi, I'm a photographer with a newspaper. Looking to start a new business in wedding photography. Need capital for equipment and other expenditures. I have experience in this field and once I'm up and running, I expect to receive $1000-$3000 per job. In the meantime, I have no problems making the monthly minimum. Thank you for assistance!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$704.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445023

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445023	$14,500	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445023. Member loan 445023 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	DNJ Markeitng Group	Debt-to-income ratio:	1.63%
Length of employment:	8 years	Location:	San Diego, CA

Home town:	Orange
Current & past employers:	DNJ Markeitng Group
Education:	Fairleigh Dickinson University - Rutherford Campus

This borrower member posted the following loan description, which has not been verified:

This loan will be used to help pay off the expenses of getting married, expanding my business, and consolidating my debt into one monthly payment. My wife and I have been together for several years, and only just recently had been in a position to get married with all of our family around. Everyone who knows us had been looking forward to celebrating this special day with us for a very long time. Since this was the first marriage for both of us I wanted the day to be special which it was and provide my wife with everything that she had dreamed of ever since she was a little girl. Well, this caused the cost of the wedding to go over budget. Although we had been saving for a long time, we came up a wee bit short. Our families have done what they could financially, but unfortunately it has not been enough. In the midst of all of this, I am trying to pay-off the last of my student loan and trying to expand my growing business with new equipment, hardware, and software. This loan will allow me to start a new life with my wife. Many marriages fail because of financial problems and I do not want to burden my wife or our future relationship with my money issues. It will also lift the weight off of me and allow me to make just one manageable monthly payment. I am a great candidate for this loan because I own a stable, productive, and growing business, establish in 2001. My business specializes in web design, search engine optimization (seo), and search engine marketing. I have an excellent repayment history, with no delinquencies. My bills are paid on time and my credit scores keep rising. My current income is more than adequate to repay this loan in a timely fashion.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$859.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445073

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445073	$5,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445073. Member loan 445073 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Self	Debt-to-income ratio:	2.27%
Length of employment:	10 years	Location:	Ft. Washington, MD

Home town:	Washington
Current & past employers:	Self, Certified Leasing Company
Education:

This borrower member posted the following loan description, which has not been verified:

I now operate an internet business selling Koi fish. I'm planning to open a shopping center kiosk to sell aquatic products and small fish, such as koi, bettas and tetras. This loan is for working capital and some inventory. I would repay the loan over 30 months.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,597.00	Public Records On File:	1
Revolving Line Utilization:	57.10%	Months Since Last Record:	3
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445083	$19,800	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445083. Member loan 445083 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Midwest Insurance Company	Debt-to-income ratio:	17.05%
Length of employment:	1 year 6 months	Location:	West Sacramento, CA

Home town:	Carmichael
Current & past employers:	Midwest Insurance Company, FirstComp Insurance
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for taking the time to look at my posting. I am obtaining this loan because I have accrued some revolving debt the past several months which I will explain throughout this posting. I would much rather pay interest to people rather than to the credit card companies so that is why I am using lending club. I bought a brand new home some time ago and it became time to do the backyard. The yard is huge and took a lot of time and money to complete but it is now done. I am also getting married very soon so we not only had to pay for the backyard but we also had to pay for the remainder of our wedding. Needless to say, our expenses have been very high these past few months but everything is now paid for and it is business as usual now and time to pay off the debt. With this loan, I am going to pay off my revolving credit card debt and a loan I already have with Lending Club. I obtained a loan in January of this year with Lending Club in the amount of $16,000 with a monthly payment of $530. I have paid that loan down to a balance of $6990 in 9 months so I have averaged paying over $1,000 a month each month on that loan. You may ask why I haven't been paying the minimum on the Lending Club loan and using the cash I would save by not paying extra on Lending Club to pay for my expenses on the backyard and wedding. The answer is that the two main credit cards that I have been using have the introduction rate of 3% but that goes away in November so it made sense to do what I have been doing. The lending club loan I referenced above I obtained due to a vehicle. Unfortunately, I made a couple poor choices in college in changing vehicles and kept on rolling negative equity into cars that I purchased. When I worked for my company prior to this, I bought a new Dodge vehicle and rolled in quite a bit of negative equity. With my prior company, they did not provide me with a company car so I had to use my own vehicle. I put 30,000 miles on the vehicle in one year and then I left that company to come to my current company and they provide me with a company vehicle. I had to sell my Dodge with a ton of miles in a awful economy with a lot of negative equity in it to start with. I had to get rid of it way below blue book and took a huge loss. Live and learn. I am a Marketing Representative with a Insurance Company with a base salary of $77,500. In addition to the salary, I receive monthly commissions based on performance and year to date through Septempber I have made $79,000 so far and I project to make $107,000 for the year at least. I have been with this company for a year and a half and have complete job security. I have a company car so I have no car payment, no insurance, no maintenance, and no fuel expenses. Also, I work from home so my company pays for my cell phone, home phone, and cable internet. With all of those things, that adds up to be a lot of money that I save each month for expenses. I also have a side job with a friend that I make $150/month in as well. Income: $9000/month salary Expenses: Lending Club: From my calculations, it will be $640/month or so with this loan amount. Student Loan: $150 Mortgage: $2250 (split 2 ways with my fiancee) Utilities/Food/Entertainment: Varies, but $500 is probably about average As you can see, my income is great versus my expenses. I have no late or missed payments on my credit report and never will. My credit score is lower than usual just because I have the revolving debt on it right now and that impacts the score. Before this debt was on the reports a few months ago, my credit scores were all around 720. Thank you very much for reading this very long posting and considering this loan.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,075.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445086

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445086	$25,000	19.82%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445086. Member loan 445086 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Co-Leash Company	Debt-to-income ratio:	16.20%
Length of employment:	10 years 6 months	Location:	New Tripoli, PA

Home town:
Current & past employers:	Co-Leash Company
Education:

This borrower member posted the following loan description, which has not been verified:

We are a 2 fold company, we have a pantented product called the Co-Leash for dogs, we sell leashes colars, harneses, etc. And we sell glow in the dark paint products. We are looking for a loan to add more advertising, hire staff, to finish developing the business, and to buy more products for shelving. We are a growing business and we need help to continue expanding and providing services to our consumers in this community.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1976	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	3
Revolving Credit Balance:	$144,217.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445094

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445094	$7,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445094. Member loan 445094 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	ram	Debt-to-income ratio:	21.62%
Length of employment:	8 years 5 months	Location:	COPPERAS COVE, TX

Home town:	lawton
Current & past employers:	ram, ram
Education:

This borrower member posted the following loan description, which has not been verified:

just sending this to you

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	74
Revolving Credit Balance:	$9,095.00	Public Records On File:	1
Revolving Line Utilization:	77.10%	Months Since Last Record:	30
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 445097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445097	$20,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445097. Member loan 445097 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,442 / month
Current employer:	opal soft	Debt-to-income ratio:	15.34%
Length of employment:	2 years	Location:	WALNUT CREEK, CA

Home town:
Current & past employers:	opal soft
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off high interest credit cards and pay off all my debt by having one monthly payment.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$114,747.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445155

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445155	$4,800	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445155. Member loan 445155 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	chungs automotive	Debt-to-income ratio:	16.31%
Length of employment:	20 years 3 months	Location:	gardena, CA

Home town:
Current & past employers:	chungs automotive
Education:

This borrower member posted the following loan description, which has not been verified:

I want to fix my car up some.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$784.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445168	$8,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445168. Member loan 445168 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Sebastian	Debt-to-income ratio:	19.66%
Length of employment:	5 months	Location:	kerman, CA

Home town:	Fresno
Current & past employers:	Sebastian, Comcast Corp.
Education:	Fresno City College

This borrower member posted the following loan description, which has not been verified:

I would like to apply for a business loan to start up my own business. I have excellent credit and have put much thought into my business.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,644.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445182

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445182	$9,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445182. Member loan 445182 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Portrait Innovations	Debt-to-income ratio:	12.04%
Length of employment:	2 months	Location:	HOUSTON, TX

Home town:	Alvin
Current & past employers:	Portrait Innovations, Starbucks
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Really need to consolidate bills, just got married and need to work towards paying me and my wifes bills in a more timely fashion.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,171.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445199

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445199	$17,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445199. Member loan 445199 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Wells Fargo Advisors	Debt-to-income ratio:	14.15%
Length of employment:	4 months	Location:	Alexandria, VA

Home town:	Glen Cove
Current & past employers:	Wells Fargo Advisors
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

Seeking to purchase an original owner, good condition and relatively low mileage 2003 or 2004 Mercedes Benz E320. Traditional auto finance companies do not seem to want to finance a vehicle over 5 years old as this apparently does not mesh with their financial depreciation models. The finance companies which are so willing are unfortunately usurious. In my humble opinion, they are missing a sweet spot as this E series should hold its value exceptionally well over next 5-10 years. The bulk of depreciation on this type of car occurs during first few years. And they are built to last; it is not unusual to get 250,000+ miles on a well maintained vehicle. As for downside, parts can be pricey. I have a weakness for German cars. I did consider a new vehicle with some of the compelling sales offers being proffered in this weak market; however no car comes close to the quality of this MB. I have not identified a specific vehicle as yet, taking my time endeavoring to find a private party seller car with the right options, condition, and "deal". It is my intent to drive this car for a very long time. I am replacing a 3 series convertible which has served me well, but it has 160,000 miles and is uncomfortably small to entertain clients and potential clients. I will be selling it after tagging the new car; I expect it to bring ballpark $3,500 - $4,500.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,071.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445279

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445279	$20,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445279. Member loan 445279 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Retired	Debt-to-income ratio:	18.13%
Length of employment:	34 years	Location:	Pendleton, SC

Home town:	Lincoln
Current & past employers:	Retired, Clemson University
Education:	PhD Auburn University, Head of Math & Sciences, Clemson University

This borrower member posted the following loan description, which has not been verified:

Successful 2.5 year old salon/spa needs working capital for expansion. Business has revenues of +/- $95,000.00 per mo. and a net profit of 8% after salaries. Son and daughter in law both had previous major medical issues which impacted their credit as well as the ability to secure conventional financing. My credit score is approx. 720 and my retirement income is 9000.00 per mo. with only fixed expenses 4000.00 per mo.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	39
Revolving Credit Balance:	$22,784.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445295	$12,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445295. Member loan 445295 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Benchmark Management	Debt-to-income ratio:	5.59%
Length of employment:	3 years	Location:	LEESBURG, VA

Home town:	Mesa
Current & past employers:	Benchmark Management, Harbinger Technologies
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to consolidate my credit card debt. I have been working hard to pay off my credit cards but the interest has gotten very high. I am a responsible person with a great work ethic and am trying to get my finances in order. It would be great to get this loan and have only one payment a month rather than three. It would also be very reassurring to know that this loan will be paid off in full after three years, whereas paying off my credit cards would probably take five years because of the high interest rate. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,804.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445296

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445296	$15,000	17.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445296. Member loan 445296 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	SBA Network Services	Debt-to-income ratio:	20.44%
Length of employment:	8 years 6 months	Location:	LAKE WORTH, FL

Home town:
Current & past employers:	SBA Network Services
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking a loan to assist me with a number of finance issues. I would like to consolidate my higher interest credit cards, pay my son's orthodontist in full as opposed to a monthly payment and pay for college costs for my oldest child. I currently owe the IRS and prefer to pay them off. If these debts were paid I would have more liquid cash at the end of the month. My outgoing bill payments are over $1,200 monthly currently.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	81
Revolving Credit Balance:	$8,086.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 445305

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445305	$7,500	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445305. Member loan 445305 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	RBC Bank	Debt-to-income ratio:	20.82%
Length of employment:	8 years 4 months	Location:	South Boston,, MA

Home town:	Raleigh
Current & past employers:	RBC Bank, Merrill Lynch
Education:	North Carolina State University at Raleigh

This borrower member posted the following loan description, which has not been verified:

I'm currently employed as an Risk Mgr at a Bank and I'm applying for this loan to take out a loan to payoff a card balance. This will free up my cash and allow me to have very little debt including my home with a $800 mortgage due monthly. I'm looking forward to a competitive but fair rate for everyone involved. I make around $75k depending on bonuses at year end. I can provide pay stub. I'm really looking to make a financial change and get back on track and this is the first and last step to get this goal started and completed. I had a lot of graduate school expenses and need to do some clean up. I am a solid borrower and have managed to pay all my debts owed.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,697.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445312

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445312	$20,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445312. Member loan 445312 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Supreme Lending	Debt-to-income ratio:	11.02%
Length of employment:	4 years 6 months	Location:	Frisco, TX

Home town:	Greenville
Current & past employers:	Supreme Lending
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

Need to pay my father back for a loan he gave my to finish college. I have a good job and make plenty of money to pay this loan back, I also have very little debt.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,492.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445322

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445322	$5,500	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445322. Member loan 445322 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	0.48%
Length of employment:	n/a	Location:	morenci, MI

Home town:	Chicago
Current & past employers:	retired
Education:	San Bernardino Valley College

This borrower member posted the following loan description, which has not been verified:

im buying a big business and i just might need a little start up money i might not use but just in case.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,059.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445323	$24,250	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445323. Member loan 445323 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Information Resources	Debt-to-income ratio:	8.08%
Length of employment:	17 years 3 months	Location:	CHICAGO, IL

Home town:	Elmhurst
Current & past employers:	Information Resources, Wal-Mart Stores
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

Loan to pay off outstanding debt

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,361.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445335	$14,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445335. Member loan 445335 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	Mountian High Moving & Storage	Debt-to-income ratio:	19.25%
Length of employment:	6 months	Location:	Denver, CO

Home town:	Los Angeles
Current & past employers:	Mountian High Moving & Storage, First Street Financial
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Hello, In the aftermath of getting married, relocating to Colorado, and having a baby boy, my wife and I want to reduce our debt with a consolidation loan with the ultimate goal of buying a home next year.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,177.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 445339

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445339	$5,500	19.13%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445339. Member loan 445339 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	Administaff/Newview Technologies	Debt-to-income ratio:	3.58%
Length of employment:	8 years 10 months	Location:	WASHINGTON, DC

Home town:	Fredericksburg
Current & past employers:	Administaff/Newview Technologies, Accenture
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate/eliminate a Bank of America credit card balance (after they raised my rate retroactively for no good reason) along with several recent bills due to my recent move. I am also working to lower monthly expenses in order to save toward a home purchase in the next 12 months. This consolidation loan will help bridge the gap/expenses of the move so I can achieve my savings goals over the next 12 months.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	42
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445423	$25,000	17.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445423. Member loan 445423 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,500 / month
Current employer:	Rethlake & Co. Inc	Debt-to-income ratio:	19.91%
Length of employment:	25 years	Location:	west chester, OH

Home town:	Greensburg
Current & past employers:	Rethlake & Co. Inc, McKesson Drug Co, Ohio Casualty Insurance Co
Education:	Xavier University

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is to do a few home improvement projests including interior painting, kitchen counters and carpet I have had my own business for 25 years (a CPA firm). I pay my bills on time. Not a late payment in last ten years (note: one on there right now is an err and in the process of being corrected). This loan is well within my means to pay based on my income. I do have other loans that were put in my business for working capital (receivables and equipment)

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	82
Revolving Credit Balance:	$147,590.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445465	$15,250	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445465. Member loan 445465 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	malibu rock star	Debt-to-income ratio:	22.41%
Length of employment:	3 years 3 months	Location:	santa monica, CA

Home town:	kokomo
Current & past employers:	malibu rock star, opal fields honolulu, hi
Education:	Gemological Institute of America-Los Angeles

This borrower member posted the following loan description, which has not been verified:

I am an award winning Jeweler/Gemoligist that works in Malibu Ca. Im trying to get rid of all my credit card debt I was doing really good til the recent down turn in the economy caused all the creditors to raise there interest rates on me...I want to make this into one lump some and one payment with a set interest rate. It may seem that this is a high debt on cards..but it was forced on me since shortly after I moved my family to California from Hawaii my wife decided to devorce me..I had to fight for my rites to have 50% custody of my son..it all worked out for the better because I pay no alimony and no child support..we split school and medical bills only... my dream is to open my own store here in Malibu Im the only custom Jeweler for 20 miles and the average house price is $4mill...its a gold mine here for me...but I need to get rid of this debt 1st

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	31
Revolving Credit Balance:	$14,876.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445484

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445484	$13,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445484. Member loan 445484 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	kenan advantage group west	Debt-to-income ratio:	19.24%
Length of employment:	8 years	Location:	PEORIA, AZ

Home town:	phoenix
Current & past employers:	kenan advantage group west, beneto tank lines
Education:	American Institute of Technology

This borrower member posted the following loan description, which has not been verified:

As reflected in my credit report file I never pay late or minimum payments. My goal is to pay these accounts in full as soon as possible and live on a cash only basis.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	43	Months Since Last Delinquency:	11
Revolving Credit Balance:	$17,599.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445491

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445491	$12,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445491. Member loan 445491 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Integreon	Debt-to-income ratio:	5.51%
Length of employment:	1 month	Location:	Washington, DC

Home town:	Decatur
Current & past employers:	Integreon, OnSite E-Discovery
Education:	Shepherd University, Averett University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate 2 higher interest credit cards into 1 lower payment and at a much better interest rate. I would also be interested in (if possible) an installment type loan of 12-36 months where the balance would be paid when fully ammortized. If that isn't possible, then a loan without a pre-payment penalty would be something that is beneficial to me. I've always been a very good credit applicant (median credit score of approx 700) and will without question pay this loan back in time and in full. On a personal note and regarding my job history. I left the company I was with for 12 years (OnSite E-Discovery) in Sept 2008 for another opportunity. I've since returned to OnSite E-Discovery (now called Integreon), and most importantly, to a much more stable income and work environment. You will see I have put my length of employment of 1 month with Integreon. When in fact I'm returning after 10 months to the same company (under a new name) that I was with for 12 years. Thank you.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$31,895.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445519

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445519	$2,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445519. Member loan 445519 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,000 / month
Current employer:	Fantastic Sams	Debt-to-income ratio:	24.18%
Length of employment:	2 years 2 months	Location:	San Jose, CA

Home town:
Current & past employers:	Fantastic Sams
Education:	Evergreen Valley College

This borrower member posted the following loan description, which has not been verified:

I have 5 different credit cards with the combine balance of 2,500. I want to do one easy payment per month. I'm a full time worker and my job is really stable. I make about 2,000 a month. My monthly payment goes to rent, food and credit cards.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,340.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445570	$7,500	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445570. Member loan 445570 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,836 / month
Current employer:	dept of commerce/bureau of census	Debt-to-income ratio:	23.88%
Length of employment:	15 years	Location:	poulsbo, WA

Home town:	Poulsbo
Current & past employers:	dept of commerce/bureau of census
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I will use this loan to payoff my Discover card, which has an interest rate of 29.99%. I pay all of my bills on time, but just haven't been able to make a dent in this one. I have a secure job and own my own home. Help me on the road back to no credit cards.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	27
Revolving Credit Balance:	$56,418.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 445734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445734	$8,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445734. Member loan 445734 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	6.03%
Length of employment:	10 years	Location:	Schertz, TX

Home town:	Mankato
Current & past employers:	Self Employed, Continental Automotive - Mech Engineer
Education:	Texas Tech University - Engineering

This borrower member posted the following loan description, which has not been verified:

I am a single family home investor in South Texas and have been buying, selling, leasing and financing houses in 3 counties in and around San Antonio for over 10 years. In fact, my first investment was some 18 years ago. I am currently looking for private investors to fund Real Estate investments and trades (flips). I off private investors 2 to 3 times CD rates on 60 to 70% loan-to-value secured investments. Given our current RE and banking environment, opportunities are abundant in my area for the Real Estate business owner. In fact potential deals are being discarded because too many projects can be counterproductive. But with all these great deals, comes a greater need for working capital. The high number of good deals available right now has created a need for a little extra working capital. I have 2 rehab projects in progress right now and could use a little cushion to complete 2 rehab projects. I am looking for opportunities to create some long term relationships with the right individuals. This is a great opportunity for a lender (you) to earn a good rate of return and know that this money is being put into income producing properties - much more secure than debt consolidation, investing in a new business venture, or buying a depreciating product. Those are all worthy loans, but if an investment is tied to a project to create more income or capital, then the loan (in my opinion) is quite strong. I've recently gone from part time to full time investor; my passive income has not quite replaced my W2 income, but w/ the houses in the pipeline and 2 more sales of existing inventory, then replacement of the W2 income is assured. Additionally, my wife is retired military and full time government contractor in San Antonio and has a very stable job, repayment a loan of this size, is not difficult. Future and more sizeable loans with lenders desiring secured investments can be offered Notes w/ Trust Deeds.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	55
Revolving Credit Balance:	$362.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445762

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445762	$12,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445762. Member loan 445762 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	pacific city bank	Debt-to-income ratio:	19.86%
Length of employment:	2 years 2 months	Location:	los angeles, CA

Home town:	Los Angeles
Current & past employers:	pacific city bank, Oxford Palace Hotel
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I have about $10000.00 credit card debt in 3 different cards. (interest rate is 13.99%) I want to consolidate into one note. Please help to escape from the debt.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,777.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445765	$7,500	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445765. Member loan 445765 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	oil patch	Debt-to-income ratio:	21.15%
Length of employment:	1 year	Location:	victoria, TX

Home town:	Victoria
Current & past employers:	oil patch, hartman dist co
Education:	stroman high school

This borrower member posted the following loan description, which has not been verified:

i like to pay off bill and other

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$722.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445772

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445772	$5,600	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445772. Member loan 445772 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	law office of randal kimos	Debt-to-income ratio:	14.21%
Length of employment:	11 years 4 months	Location:	torrance, CA

Home town:
Current & past employers:	law office of randal kimos
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to help my son pay for education expenses, so that he may take classes next semester. My financial situation: I am a good candidate for this loan because I am able to work full-time and have been for a long time. I have no house payments or car payments either. I am able to pay my payments/bills on time. If you have any questions feel free to ask. Thanks.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1976	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	24
Revolving Credit Balance:	$230,682.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445808

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445808	$20,500	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445808. Member loan 445808 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Retired & Disability	Debt-to-income ratio:	23.86%
Length of employment:	n/a	Location:	Massapequa, NY

Home town:	Brooklyn
Current & past employers:	Retired & Disability
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,503.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445819

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445819	$7,200	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445819. Member loan 445819 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Sears	Debt-to-income ratio:	23.33%
Length of employment:	1 year	Location:	BRISTOL, CT

Home town:	Hartford
Current & past employers:	Sears, Circuit City Stores, Best Buy Co. Inc., Lowe's
Education:	University of Kentucky, University of Wisconsin-Whitewater

This borrower member posted the following loan description, which has not been verified:

My wife just finished law school and is starting her job.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	35
Revolving Credit Balance:	$31,485.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445834

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445834	$20,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445834. Member loan 445834 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	city lift building services	Debt-to-income ratio:	12.22%
Length of employment:	3 years 1 month	Location:	whittier, CA

Home town:	whittier
Current & past employers:	city lift building services, embassy suites
Education:	cal state fullerton

This borrower member posted the following loan description, which has not been verified:

cc debt

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,675.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445838

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445838	$25,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445838. Member loan 445838 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Georgetown University	Debt-to-income ratio:	14.02%
Length of employment:	2 years 6 months	Location:	ARLINGTON, VA

Home town:
Current & past employers:	Georgetown University
Education:	Georgetown University

This borrower member posted the following loan description, which has not been verified:

I have gotten myself into a tough situation with excessive debt. To be honest, I don't have any excuses to offer and the reality is that I have simply made some bad choices and now find myself with terrible rates and high balances. I am looking for a loan that will help me get out of this situation, get out of debt and get on with my life. How do you know that I really am committed to this? Clearly, there is no way except to take a chance but I can assure you that I have reached a point in my life where I am finally ready to overcome this particular challenge in my life. I have achieved relatively high professional success despite a less than ideal childhood but still carry with me some remnants of that life which manifest themself in my personal affairs. I recently lost a great deal of weight (nearly 40 pounds), am almost finished with a master's program and my next goal is to get my financial affairs in order. This loan would help me to do that, with your help. I am a smart, outgoing, good person who has simply screwed up. I am up to date on all of my loan payments and have been for many years. I am simply drowning in high rates and don't see any way to end this cycle without some kind of consolidation. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	72
Revolving Credit Balance:	$24,594.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445868

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445868	$25,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445868. Member loan 445868 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	University of California, Irvine	Debt-to-income ratio:	22.44%
Length of employment:	2 years 3 months	Location:	Los Angeles, CA

Home town:	Flushing
Current & past employers:	University of California, Irvine, University of Medicine of Dentistry of NJ
Education:	Dartmouth College

This borrower member posted the following loan description, which has not been verified:

I am a doctor finishing my last year of a Plastic Surgery fellowship. My income will significantly increase once I start my own practice next year. Although I have significant debt, I have never been late or missed any payments on my monthly bills. I am looking to consolidate debt to reduce my monthly payments to save money to invest into my future practice.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,161.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445873	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445873. Member loan 445873 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,708 / month
Current employer:	West Monroe Furniture	Debt-to-income ratio:	7.07%
Length of employment:	10 years	Location:	West Monroe, LA

Home town:	West Monroe
Current & past employers:	West Monroe Furniture
Education:

This borrower member posted the following loan description, which has not been verified:

I have some medical bills I'd like to pay off totaling around 8,000.00 Also I have been looking at purchasing a small boat. I have most of the money in cash but I am short about 15,000.00 I am in a position now that I can finance these into one note and make the payment to your company only.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$634.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445877	$8,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445877. Member loan 445877 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	FedEx Corporation	Debt-to-income ratio:	6.78%
Length of employment:	8 years 10 months	Location:	Pleasanton, CA

Home town:	Monterey
Current & past employers:	FedEx Corporation
Education:	Las Positas College

This borrower member posted the following loan description, which has not been verified:

Hello. I am looking for a personal loan anywhere from $8 to $10,000. I have been in a long term Career with great credit. I owe this amount and am looking to take a loan to pay off the amount where I owe it and pay back a lender. Thank you

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445883

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445883	$1,500	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445883. Member loan 445883 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Hope Online Learning Academy	Debt-to-income ratio:	4.09%
Length of employment:	1 year 3 months	Location:	DENVER, CO

Home town:	Lakewood
Current & past employers:	Hope Online Learning Academy
Education:	University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

I want to buy a new computer. I haven't had late payments for my student loan or credit card for many years. When I was young I made some bad decisions with my credit but I have been a very responsible borrower for years now.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	45
Revolving Credit Balance:	$286.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445885	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445885. Member loan 445885 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	southwest airlines	Debt-to-income ratio:	17.28%
Length of employment:	11 years 5 months	Location:	ORLANDO, FL

Home town:	Newton
Current & past employers:	southwest airlines, GTE
Education:	St. Marys University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to consolidate some of my debt.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,711.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445890

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445890	$25,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445890. Member loan 445890 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	McSAllen ISD	Debt-to-income ratio:	13.18%
Length of employment:	27 years 1 month	Location:	McAllen, TX

Home town:	Brush
Current & past employers:	McSAllen ISD
Education:	The University of Texas-Pan American

This borrower member posted the following loan description, which has not been verified:

We are both teachers and very responsible people. We are looking to consolidate at a lower interest rate than what we have right now. We would greatly appreciate it if you would take us into consideration.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,262.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 445902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445902	$1,800	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445902. Member loan 445902 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	n/a	Debt-to-income ratio:	15.21%
Length of employment:	n/a	Location:	Walnut Creek, CA

Home town:
Current & past employers:
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

Hi Everyone, I have always had an excellent credit score and history, however, an opportunity to move and get started in a new state unfortunately left me with more credit card debt than I had planned for. I am back on track, with a full-time job in education and just need that little help to get out of the dark and continue with my life. Thanks for your support.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,293.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445927

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445927	$2,800	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445927. Member loan 445927 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,158 / month
Current employer:	Gallaudet University	Debt-to-income ratio:	7.96%
Length of employment:	8 years 9 months	Location:	SILVER SPRING, MD

Home town:	Whiteville
Current & past employers:	Gallaudet University
Education:	Gallaudet University, National Technical Institute for the Deaf

This borrower member posted the following loan description, which has not been verified:

This loan is to finance my study tour to India from 12/31/2009 to 01/14/2010 as part of my graduate studies at Gallaudet University.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1970	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$562.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445933

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445933	$9,000	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445933. Member loan 445933 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Omni Windows Madison	Debt-to-income ratio:	6.83%
Length of employment:	14 years 8 months	Location:	Fremont, CA

Home town:	Zamora, Michoacan
Current & past employers:	Omni Windows Madison
Education:	college

This borrower member posted the following loan description, which has not been verified:

I would like to get the loan because im making a lot of payments every month and i dont want miss any payment due. I have 14 accounts and I cant save money for my university's kids. I never made any late payments, I always pay my bills on time, but i would like to have only one payment and no 14. I hope after you check my credit report you considere my application. I will be happy to have a good news from you.... Thanks...

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,419.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445934

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445934	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445934. Member loan 445934 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	umass memorial medical center	Debt-to-income ratio:	12.04%
Length of employment:	4 years	Location:	WORCESTER, MA

Home town:	worcester
Current & past employers:	umass memorial medical center, the sole proprietor restaurant
Education:	Becker College

This borrower member posted the following loan description, which has not been verified:

i am a rn at umass medical center in worcester. I have being working at umass for 4 yrs. it is a stable job that pays well, but i have not being able to pay off all my credit cards due to very high interst rates. i am up to date and i have not have a late payment within the last couple of years. i will usthis loan to pay off all credit cards so i would only have one monthly payment and also with a muchlower intert rate. thanks!

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	51
Revolving Credit Balance:	$17,814.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 445989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445989	$6,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445989. Member loan 445989 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Melrose-Sovereign Companies	Debt-to-income ratio:	17.96%
Length of employment:	4 years 1 month	Location:	Sanford, FL

Home town:	Frankfort
Current & past employers:	Melrose-Sovereign Companies
Education:	University of Central Florida, Seminole Community College

This borrower member posted the following loan description, which has not been verified:

There is a condo that is now bank owned and selling for a song in Florida. The unit is in just the neighborhood I was looking at, and the mortgage that I've been considering amounts to slightly less than my rent (including PMI). The only issue is the down payment. I did have sufficient savings, but a family member had a sudden accident and I have been taking care of them. They will be repaying me over time, but I am inclined to ask for a loan from LendingClub so I don't miss this opportunity. I haven't missed a payment on anything for the last several years, and have paid off my credit cards.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$766.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445995

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445995	$7,500	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445995. Member loan 445995 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	Baker & Hostetler	Debt-to-income ratio:	11.86%
Length of employment:	4 years 1 month	Location:	Columbus, OH

Home town:	Alma
Current & past employers:	Baker & Hostetler
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I recently purchased a home and have been informed by my insurance company that I need to replace the roof in order to maintain insurance. I have received estimates and it can be done for 7,500. I could provide a second mortgage for purposes of collateral. There is plenty of equity as I bought it at a short sale for much less than independent appraisal amount. Prices in this area have bottomed out, are not currently declining and look to be increasing over the next year. I also have money in my 401k to to cover this loan. I'd be willing to agree to cash it out to pay down the loan should I become unable to make the payments for some unforseen reason.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	21
Revolving Credit Balance:	$20,685.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445996	$25,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445996. Member loan 445996 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	IL Secretary of State	Debt-to-income ratio:	11.30%
Length of employment:	14 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	IL Secretary of State
Education:	Rosary College, Dominican University, Columbia College Chicago, City Colleges of Chicago-Wilbur Wright College

This borrower member posted the following loan description, which has not been verified:

Reason I'm applying for this loan is to lower monthly interest payments that average 18% on some cards down to a 10-12 % on a loan that with my current debts will allow me to save over 2500 dollars over the course of a year I intend to pay off my loan as soon as possible. My business suffered dearly due to distributors not paying their accounts off, slowly they're paying back but a lot of the payments were to pay off the credit card debt that was incurred and to keep the boat afloat I needed to use credit cards at the time. Now the business is consolidated the cards just need to be paid off and by securing this loan I can do so with minimal amount of finance charges and without bowing to credit counseling and agencies that ruin your credit rating which I've brought to a respectable 806 and wish not to ruin as I have marriage coming soon and 3 kids to take care of and a new home for them so I wish to be in the best possible financial position for them and my family and have me and my significant other's feet firmly on the ground financially and the future.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,873.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446012

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446012	$24,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446012. Member loan 446012 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Pacific Investments LLC	Debt-to-income ratio:	0.12%
Length of employment:	7 years 6 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	Pacific Investments LLC, Gama Diamonds
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, Please consider my request for a loan. My credit score is between 800-810+ and credit 'worthiness' is extremely important to me; I would never do anything to hurt or jeopardize my score. My intention is to use this loan to help my sister get back on her feet, as follows: 1. Life: My sister is a smart girl but over the last five years life has thrown a few curve balls and she is in over her head in debt. She is 30 and a former financial analyst for Intel. She has a BS in Economics from UC Davis. After a series of poor decisions on her part coupled with life-happenings, she quit Intel, jumped into real estate, suffered through a divorce and finds herself unemployed, discouraged and very sad -- she is struggling to pick up the pieces and I would like to help. 2. Interest Rates: We have spent hours putting together a recovery plan. The details of each creditor/credit card/loan/payment schedule are outlined in a xls.spreadsheet (which I am happy to email to anyone interested). The approach begins with paying off the highest interest rates first meanwhile trying to secure a loan, such as this, to pay-off/settle out of the highest rates. The top 8 credit cards carry outrageous rates (ranging from 25.99% - 29.99%). 3. RESPONSIBILITY: Let there be no mistake or misunderstanding -- I am 100% responsible for this loan. I would not turn any part of this commitment over to my sister, nor to anyone else. If granted, this loan would be a contract that I take very seriously. The loan would be in my name only and I assume all obligations. I would be making all the payments on-time, as agreed. 4. A little bit about me: I bought my first home in Woodland Hills, CA at age 22; I was never late even once on mortgage payments (for 12 years). I have been renting a place for the last 6 years and as my landlord can vouch, I have never been late on a rent payment. My AMEX (which I use for flight miles) is paid off in full every month. Together with my business partner, I own several buildings in downtown Los Angeles. I am happy to show you bank statements or other financial/tax information if needed. You may ask why I want a loan if I could give the funds myself: reason being - principal. I do not want my sister to feel like she is getting a bailout. I am not interested in enabling anyone and have spent quite a bit of time deciding what 'help' actually looks like in this situation. I cannot thank you enough for your time and consideration. All my best

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$278.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446022	$20,000	17.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446022. Member loan 446022 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$32,083 / month
Current employer:	Hewitt Associates	Debt-to-income ratio:	6.18%
Length of employment:	3 years 3 months	Location:	lake bluff, IL

Home town:	Lorain
Current & past employers:	Hewitt Associates, Black & Decker Corp., The Boeing Company, Deloitte & Touche
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

Short term loan to address medical expenses. Repayment on 12/15/2009 from bonus and proceeds from restricted stock sales.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	45
Revolving Credit Balance:	$162,716.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446028

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446028	$8,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446028. Member loan 446028 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Dr. Ace Madsen	Debt-to-income ratio:	15.73%
Length of employment:	1 year	Location:	Vernal, UT

Home town:	Reno
Current & past employers:	Dr. Ace Madsen, Uintah Basin Medical Center
Education:	Utah State University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, My husband and I are trying to pay off all of our credit card debt to get away from the high interest rates. We have 3 beautiful children with lots of medical issues and made the mistake of using credit cards for the extras. Our goal is to pay them all off. Please help us accomplish our goal!!! We appreciate your support. Thank you

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,207.00	Public Records On File:	1
Revolving Line Utilization:	92.50%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 446034

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446034	$4,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446034. Member loan 446034 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,433 / month
Current employer:	Special Aerospace Security Services Inc.	Debt-to-income ratio:	19.63%
Length of employment:	1 year 6 months	Location:	MANASSAS, VA

Home town:	Manassas
Current & past employers:	Special Aerospace Security Services Inc., Lasership
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

Basically refinancing a loan from a different company at a better rate though Lending Club.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,277.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446043

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446043	$8,400	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446043. Member loan 446043 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	Milwaukee Public Schools	Debt-to-income ratio:	13.44%
Length of employment:	12 years	Location:	Milwaukee, WI

Home town:	Milwaukee
Current & past employers:	Milwaukee Public Schools, Willowglen Academy
Education:	UW Milwaukee, Marquatte University

This borrower member posted the following loan description, which has not been verified:

Looking for a personal loan of 6 to 8k to cover expenses.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	37
Revolving Credit Balance:	$6,837.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 446051

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446051	$20,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446051. Member loan 446051 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Hank Aaron Drive Audio Studios	Debt-to-income ratio:	21.22%
Length of employment:	4 years 9 months	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	Hank Aaron Drive Audio Studios, King & Spalding LLP, Neiman Marcus
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I am currently living in an Apartment at Atlantic Station in Atlanta, GA and I intend to build a house in the City of Atlanta which will be my primary residence as soon as it is completed. I am employed as a director at a major studio here in atlanta; my salary is $60000 annually and I already own the property where I am building my house; I also have already paid off my 2006 model year vehicle (I bought a pre-bailot Dodge Magnum, officially the coolest station wagon ever). There is no mortgage on my land. My major monthly debts are my student loans (Grad School) and my rent. Atlantic Station is not cheap! I have a good bit of money saved up and now is a great time to build, materials are cheap and the labor rates are rock bottom. I have been a part of the process of building in the city of Atlanta before and I am aware of how tedious it can be. I have my completed site plans and architectural plans already submitted to the city and I was granted a building permit last week. All of my contractors and subs are bonded, licensed and insured. More importantly, I have worked with the electrical company, the plumbing provider, and the HVAC installer before as well as the general contractor. Word of advice when building if a contractor does not have references you can check keep looking! All contractors have already submitted their written bids. I am $20,000 short for my budget to be complete. I have an excellent credit history of nearly 17 years without ever being late on any payment ever. I thank you for taking the time to read this post and considering my request for funding. Borrower in Atlanta, GA. (Go Dawgs!)

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,483.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446058

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446058	$15,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446058. Member loan 446058 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Balance Health and Wellness	Debt-to-income ratio:	5.39%
Length of employment:	3 years 1 month	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Balance Health and Wellness, Wellness Revolution
Education:	Millikin University, Argosy University-Chicago Campus

This borrower member posted the following loan description, which has not been verified:

Consolidation of two credit cards.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	57
Revolving Credit Balance:	$16,034.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446075

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446075	$10,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446075. Member loan 446075 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	s and b tomatoes corp	Debt-to-income ratio:	23.01%
Length of employment:	8 years	Location:	BERGENFIELD, NJ

Home town:	Hackensack
Current & past employers:	s and b tomatoes corp
Education:	umass

This borrower member posted the following loan description, which has not been verified:

i would like to consolidate my debt

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	5.34%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446121

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446121	$7,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446121. Member loan 446121 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Temple University	Debt-to-income ratio:	0.22%
Length of employment:	5 years	Location:	Philidelphia, PA

Home town:
Current & past employers:	Temple University
Education:

This borrower member posted the following loan description, which has not been verified:

I need to pay off some medical bills that are starting to pile up I have about 18,000.00 and I am asking for 25k so that I am not over my debt to ratio by maxing out your line if you issue it to me. I have always taken care of my credit and this will be something to make sure I don't get backed up. I am very trust worthy and will be sure to always make my payments on time.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$182.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446146

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446146	$5,500	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446146. Member loan 446146 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Paramount Pictures	Debt-to-income ratio:	0.68%
Length of employment:	2 years 3 months	Location:	GLENDALE, CA

Home town:	Belfast, Northern Ireland
Current & past employers:	Paramount Pictures, Universal Studios
Education:	Diablo Valley College

This borrower member posted the following loan description, which has not been verified:

Hi, I am a very responsible and trustworthy individual who is looking to update a few things in the home my husband and I have and are currently selling. The home is not under my name. I have a wonderful job that pays well and you will see by my history that I do pay my bills on time. Thank you for your help

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,030.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446167

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446167	$12,500	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446167. Member loan 446167 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	8.11%
Length of employment:	4 years	Location:	S St Paul, MN

Home town:	New York
Current & past employers:	Bank of America Corp.
Education:	Valdosta State University

This borrower member posted the following loan description, which has not been verified:

I am taking out this loan to consolidate revolving debt for me and my son. I want to reduce my interest rate. My son is expanding his business and needs to reduce his revolving usage to qualify for an SBA loan. Our combined income is $130k per year. I have an excellent payment history, as does he!

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	71
Revolving Credit Balance:	$16,941.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446189

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446189	$10,000	18.43%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446189. Member loan 446189 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Retired	Debt-to-income ratio:	9.24%
Length of employment:	7 years 2 months	Location:	Kennett, MO

Home town:	Kennett
Current & past employers:	Retired
Education:	Water and Wastewater School, Crowder College

This borrower member posted the following loan description, which has not been verified:

We are building a new website and have invested around 12000.00, To finish we need 10000.00 more. We have been in business 12 years and have done about 150000.00 per year with 36% margin. We have fell out of the web thus the new build on the website. I am retired and draw 5500.00 per month. The business is making about 2500.00 per month now. We have had a website for 10 years.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,538.00	Public Records On File:	1
Revolving Line Utilization:	64.40%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 446211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446211	$13,750	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446211. Member loan 446211 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,253 / month
Current employer:	bayside asset recovery	Debt-to-income ratio:	15.53%
Length of employment:	1 year 3 months	Location:	SOUTH WALES, NY

Home town:	Buffalo
Current & past employers:	bayside asset recovery
Education:	Medaille College

This borrower member posted the following loan description, which has not been verified:

teaming up with 2 other partners each putting 15k into one account totaling a grand total of 45k. start up costs will be close to 30k. includes everything (computers, software, furniture, portfolio). Have 15k left over as a back up plan in order to ensure their is more than enough money to buy another portfolio of debt. Live in Buffalo, NY which is the collector capitol of the U.S. This will lead to easy expansion after about 4 months due to the quality and quantity of employees in this area. I also feel that our chances to succeed increase substantially because 2 of the 3 partners have college educations (i am one of them) and we also will have a consultant that will be holding our hands so to speak for the first two years. The consultant is an owner of a successful collection agency and will be able to give us tons of invaluable advice.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446220

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446220	$25,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446220. Member loan 446220 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,516 / month
Current employer:	motion picture and television funds	Debt-to-income ratio:	17.73%
Length of employment:	5 years 2 months	Location:	n hollywood, CA

Home town:	yerevan
Current & past employers:	motion picture and television funds, dians laser certer
Education:

This borrower member posted the following loan description, which has not been verified:

looking to remarried loan to photo wedding gown dinners honeymoon

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,094.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446223

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446223	$11,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446223. Member loan 446223 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	The Leona Group, LLC	Debt-to-income ratio:	16.30%
Length of employment:	9 years 2 months	Location:	Ann Arbor, MI

Home town:	Mooreston
Current & past employers:	The Leona Group, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I am a single mother of 2 children who are now both in college. I am the sole person paying for all of their tuition, books and any other necessities. I have had little to no monetary help from their father ever since our divorce. I have done my very best to help them progress in life with my salary, but, with very little to no money from their father, I have had to borrow money to do so. My oldest daughter is in her senior year of college now and I have been able to pay tuition when I could and get loans. I so much do not want to see her drop out of college because I cannot pay in her last year. I can afford monthly payments and will be so EXTREMELY grateful if I am able to acquire a loan to pay for the beginning of her senior year to keep her in college so she can graduate in May. I sincerely thank you so much for the opportunity to express myself to you.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1973	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,587.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 446257

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446257	$18,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446257. Member loan 446257 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	APEX	Debt-to-income ratio:	20.45%
Length of employment:	1 year	Location:	Cibolo, TX

Home town:	Clayton
Current & past employers:	APEX, IBM
Education:	Belhaven College

This borrower member posted the following loan description, which has not been verified:

To pay off high interest rate credit cards. I finished raising my children, and now would like to get out of debt once and for all.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,410.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446264

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446264	$18,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446264. Member loan 446264 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	General Motors	Debt-to-income ratio:	6.27%
Length of employment:	24 years 6 months	Location:	Swartz Creek, MI

Home town:	Flint
Current & past employers:	General Motors, Creative Foam
Education:	Mott Community College

This borrower member posted the following loan description, which has not been verified:

Hello, this is my first attempt at this. I am so excited, this is a great idea, and soon I will be at the other end of this idea.. lending instead of borrowing. I have a daughter in college, so instead of her accruing debt, I am. But it's alright with me, she has a goal of becoming a parole officer, and I am willing to help her get there. She is in her 3rd year of college at CMU. So what I need is a place to put my credit card debt from the last two years that I had three car payments and had to keep moving debt to 0% cards. I will be down to only one car pmt and will be putting the 600.00 pmt plus the 200.00 credit card pmt I have been making towards this loan every month. If I transfer the money to another 0%, I will have pay 1000.00 anyway for the movement. So I may as well get a fixed rate and pay the interest monthly to someone I would probably like better anyway! I always pay my bills, never late, I work every day 6-7 days a week 12 or more hours per day. I am a consciencious person, who you can trust. I am 46 years old, my kids are both living on their own, one in his own home with his own fledgling business, {he also works all possible hours}. I am married to a man who works in the same place I do, same amount of hours. We just need a temporary loan to get this particular debt knocked out. I could get about 7500.00 out of my psp, but then that is just another payment out there, and I just want one payment of 800.00. I could actually handle a 1000.00 payment if that suits someone better, that would be just fine. Probably better in the long run. My fingers are crossed, I have until December to move this debt. My daughter's next semester tuition is in a CD, so that is not a factor. Also, I am receiving an award of 7000.00 from a suggestion I made and should receive that sometime in October. That has been allocated for this debt also. Thanks for thinking of me. Julie ps, my credit score in around 670

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	63	Months Since Last Delinquency:	14
Revolving Credit Balance:	$22,910.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446277

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446277	$15,200	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446277. Member loan 446277 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	TPE Inc.	Debt-to-income ratio:	18.57%
Length of employment:	10 years	Location:	Conyers, GA

Home town:	Fulton
Current & past employers:	TPE Inc., Main Street Bank
Education:	Dekalb Technical College

This borrower member posted the following loan description, which has not been verified:

I have a dream. A dream of owning and operating my own cafe in Florida. I have owned 3 businesses since the age of 21. Each did very well and prospered. I have sold two of those businesses over the years and I am now left with only the one that I have been running for the past 10 years with my husband. And although I hate to say it, we are now divorced and I will be selling my half of the company to him. And although and I will have more than enough funds to start my business once this transaction has taken place,I am eager to get started right away and I would like to try and go ahead and get a loan to make sure that I have enough money to start my dream in a comfortable way. I have a good bit of money in savings and I have excellent credit. I have never been late on any payments in the past. I know how important it is to pay your bills on time and to maintain good credit. I am not asking for a very large amount, just enough to go ahead and move to Florida and get started with my dream of owning my own cafe, serving teas, coffees, sweets and ice cream now, rather than wait till later in the year. I just know it will thrive, as I know the area that I would like to move to, very well. I???ve been going there all of my life. I???ve also been involved in a cafe, with my oldest daughter, for several years now, so I am familiar with what it will take to make it in this particular field. I am willing to work as hard as a human being can possibly work to get this loan and make it happen. Anyone who invests in me, will not be wasting there time or money, but in all actuality will be helping a lady start her new life. If you can help, please contact me. Thank you, Robin

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,389.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446297

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446297	$25,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446297. Member loan 446297 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Bloomberg	Debt-to-income ratio:	3.61%
Length of employment:	9 years	Location:	Freehold, NJ

Home town:
Current & past employers:	Bloomberg, Exenet LLC, Deutche Bank
Education:	Monmouth University, University of New Haven, Polytechnic Institute

This borrower member posted the following loan description, which has not been verified:

I need $25,000 with 5-10 Year Term Loan with low fixed interest rate...

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,062.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 446332

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446332	$7,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446332. Member loan 446332 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	Clean Air Concepts Inc	Debt-to-income ratio:	19.56%
Length of employment:	2 years 9 months	Location:	Saginaw, MI

Home town:	Eau Claire
Current & past employers:	Clean Air Concepts Inc, Midland Country Club
Education:	Bethany College of Missions

This borrower member posted the following loan description, which has not been verified:

We have 3 credit cards, interest is currently at 19%, 27% & 27% We are waging war on our debt, and working hard to pay it off as soon as possible.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,315.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446340	$5,600	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446340. Member loan 446340 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Endeca Technologies	Debt-to-income ratio:	6.94%
Length of employment:	1 year 3 months	Location:	McKinney, TX

Home town:
Current & past employers:	Endeca Technologies, Invitrogen, Arrow Electronics
Education:	LSU

This borrower member posted the following loan description, which has not been verified:

This loan will be to consolidate a couple of credit card balances that have interests that are simply too high. I am gainfully employed, and have been for 25+ years. I am a home owner, and have been for 20+ years with no late payments ever. The same for multiple vehicles I have purchased over the years. I do not know my current credit score, but believe it to be in the low 700's - primarily because of a couple credit card balances that crept up above the 90% mark in the last year. I am available via e-mail to answer any specific questions you may have.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,044.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446346

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446346	$20,000	17.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446346. Member loan 446346 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	RI DEPARTMENT OF CORRECTIONS	Debt-to-income ratio:	8.89%
Length of employment:	20 years	Location:	cranston, RI

Home town:	Providence
Current & past employers:	RI DEPARTMENT OF CORRECTIONS
Education:	Roger Williams University School of Law

This borrower member posted the following loan description, which has not been verified:

Seek to secure loan of 20K to consolidate debt. The effect of the debt consolidation will eliminate 3-4 outstanding consumer debts.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	4
Revolving Credit Balance:	$24,724.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 446411

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446411	$4,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446411. Member loan 446411 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,433 / month
Current employer:	WPS Insurance	Debt-to-income ratio:	24.02%
Length of employment:	1 year	Location:	MONROE, WI

Home town:	Hurst
Current & past employers:	WPS Insurance, Monroe Clinic
Education:	Southwest Wisconsin Technical College

This borrower member posted the following loan description, which has not been verified:

I am trying to get my finances in order and organize my life to better handle everything. Consolidating all of the small bills I have together will help tremendously so that I don't ever have to worry about forgeting about one of them. I am trying to become more financially organized basically.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,810.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446415

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446415	$2,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446415. Member loan 446415 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	amedisys	Debt-to-income ratio:	7.18%
Length of employment:	1 year 9 months	Location:	RABUN GAP, GA

Home town:	Franklin
Current & past employers:	amedisys, Baptist Health
Education:	FCCJ, BYU

This borrower member posted the following loan description, which has not been verified:

this money will go to the closing costs for our home refinancing

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446442

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446442	$20,000	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446442. Member loan 446442 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Motorola	Debt-to-income ratio:	10.11%
Length of employment:	5 years 8 months	Location:	chicago, IL

Home town:	Chicago
Current & past employers:	Motorola, chicago public library, United oil products
Education:	Illinois Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I currently have 20363.72 in credit card debt and will use a 20000 personal loan to consolidate it and have a lower rate. I have been reliable with making payments. Credit cards are up to date and previous loans have been paid off without any late payments. Additionally I have mininal expenses outside of credit card debt. Rent is 250/month in family Building. I currently have a salary of 75000 annual with technology company. Credit card debt grew due to a small business that I had but I am done with that. Motivated to get rid of all of the debt before making life changes such as getting married and buying a home. I do have one event that is derogatory on my credit report involving a loan from Beneficial in 2006. I borrowed 5000 in order to open up the small business. They did not deliver on what was promised and I returned the money with interest two weeks later. One month later there were additional fees that needed to be paid related to getting the debt to zero.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	36
Revolving Credit Balance:	$21,177.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446447

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446447	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446447. Member loan 446447 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Kirk Paterson Agency - Allstate Insurance	Debt-to-income ratio:	21.62%
Length of employment:	3 years 2 months	Location:	HONOLULU, HI

Home town:	Winfield
Current & past employers:	Kirk Paterson Agency - Allstate Insurance, altres
Education:	Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

I'm buying a condo that will cost around $40-$45,000 and currently have $20,000 in cash. I need $25,000 more to have enough to cover the rest of the purchase.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,208.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446461

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446461	$24,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446461. Member loan 446461 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Hansen Mechanical	Debt-to-income ratio:	10.21%
Length of employment:	19 years	Location:	Pahrump, NV

Home town:	Butte
Current & past employers:	Hansen Mechanical
Education:	Correspondance classes only

This borrower member posted the following loan description, which has not been verified:

I have a few credit cards with high interest rate I would like to consolidate into one payment. With the work situation as it is this would be better for me. I am still working and have been with the same company for 20 years. I am buying my house and had the property paid off for years but purchased a new home 6 years ago and now have a morgage too. The mortgage is set up on an accelerated payment program and I really dont want to change this.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,147.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446474	$5,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446474. Member loan 446474 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	New York City Police Department	Debt-to-income ratio:	11.92%
Length of employment:	5 years 4 months	Location:	Warwick, NY

Home town:	Hackensack
Current & past employers:	New York City Police Department
Education:	Caldwell College

This borrower member posted the following loan description, which has not been verified:

I am currently trying to consolidate some credit card debt. My wife is currently staying at home to care for our first child and will be back to work soon. Until that time I wish to consolidate some of our monthly credit card bills into one lower payment per month.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	12
Revolving Credit Balance:	$21,753.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446481

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446481	$10,200	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446481. Member loan 446481 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Gap Inc.	Debt-to-income ratio:	19.75%
Length of employment:	9 years 11 months	Location:	Hempstead, NY

Home town:	FarRockaway
Current & past employers:	Gap Inc., Lechters
Education:	Queens Borough

This borrower member posted the following loan description, which has not been verified:

The pupose of my loan is to be able to buy a home in the future. The loan would be used to consolidate my monthly payments into 1. I have a steady job for the past 10 years with Gap Inc. and for the past 4 years have earned over $55,000. I have always made my monthly payments. Reducing my payments and with a better interest rate, I will be more able to save money and buy my home within the next 2years.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,201.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446497

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446497	$25,000	18.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446497. Member loan 446497 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$35,850 / month
Current employer:	Self employed CPA and RE Business	Debt-to-income ratio:	6.48%
Length of employment:	33 years	Location:	Oneonta, NY

Home town:	Darmstadt
Current & past employers:	Self employed CPA and RE Business, Merrill Lynch, Metropolitan Life, M Sternlieb & Company CPAs, Hartwick College, New York University
Education:	New York University, Seton Hall University, SUNY at Binghamton

This borrower member posted the following loan description, which has not been verified:

I have a CPA practice for the past 30 years and a active renovation/student rental business which last year grossed about 390,000 in income and approximately $430,000 is the gros projected rent and accounting income for the upcoming season. I live on the CPA practice money and the student rental business income is constantly being reinvesting for my retirement. We have a web business that has taken in a couple thousand, and i expect that to grow substantially as we are marketing some high ticket items. I would like the loan to help reduce my monthly payments by about $7-900 which can be done simply by consolidating payments to Home Depot, Lowes, Bank of America. At the same time it would free up funds to do renovations and for marketing. My credit history is absolutely flawless as I have no late payments, judgments, etc. My credit score, which is definitely a higher grade, thus typically fluctuates between 650-710, and depended only on the % I use my credit card reserves - whether none, a third, half, etc, as this changes during the busy (tax season) and slow times, and this loan makes the most sense if it is at a reasonably lower rate to consolidate obligations and go forward.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	53
Revolving Credit Balance:	$73,719.00	Public Records On File:	0
Revolving Line Utilization:	70.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446499

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446499	$5,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446499. Member loan 446499 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Richard Deaver Design	Debt-to-income ratio:	18.39%
Length of employment:	3 years	Location:	YUCCA VALLEY, CA

Home town:	Indio
Current & past employers:	Richard Deaver Design, Nolte Engineering
Education:	College of the Desert

This borrower member posted the following loan description, which has not been verified:

We need to roll some high interest bills into one feasible payment which includes credit cards and legal bills and to have the ability to have a little bit of money to buy a used car

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	21
Revolving Credit Balance:	$663.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446548	$14,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446548. Member loan 446548 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Saint Raphael Hospita	Debt-to-income ratio:	8.20%
Length of employment:	1 year 8 months	Location:	New Haven, CT

Home town:	Ridgefield
Current & past employers:	Saint Raphael Hospita, Pharmacist
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Hi I'm in need for money to pay for my MBA program at UCONN business school in Hartford,CT. Any help would be greatly appreciate. Thank you

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,701.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446630

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446630	$25,000	19.82%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446630. Member loan 446630 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	El Sol Construction	Debt-to-income ratio:	8.15%
Length of employment:	1 year 6 months	Location:	staten island, NY

Home town:	Staten Island
Current & past employers:	El Sol Construction, Teleproviders Inc., Cydcor
Education:	CUNY College of Staten Island, DeVry University-Florida

This borrower member posted the following loan description, which has not been verified:

My company, Green Tree Organics, is looking for $25k in small business funding in order to start our Medicinal Marijuana Grow House. Green Tree Organics abides by all State Laws & is located in Los Angeles, CA. There are several other locations in Los Angeles under the Green Tree Organics Franchise name that have already grossed sales of $250k for the first year & significantly larger figures for the following years. We will be working with an 8-light system projection which will produce 12-14 pounds of Medical Grade Marijuana each cycle. There are 5 cycles per year and we receive $4,000 per pound from our affiliated dispensaries/healing centers. The franchise takes a percentage of my businesses' revenue, but they ensure that all of our projections are met and everything we do abides by State Law. All of our product is purchased wholesale by 2 dispensaries that the franchise has contracts with. These dispensaries are also located in Los Angeles and they re-sell our product to Medical Marijuana patients in their stores. All practices that Green Tree Organics as well as the dispensaries engage in are fully abiding by California State Laws. Here are a few other important details: We are looking for either one or several investors to fund the project which has a start-up cost of $25,000. This money will be used to purchase all the materials necessary to grow Medicinal Grade Marijuana as well as the first couple month's rent and electricity. An average cycle lasts just over two months so after this time, we will be able to fund our operation without any further help from investors. If anyone is looking to provide Equity Funding (i.e. forming a partnership and receive a percentage of the revenue), we have investment opportunities for those of you as well. Within 5 years, Medicinal Marijuana will be legalized in just about all states for people who are 21 years of age or older whom obtain a Medical Marijuana Card from their doctor and at that time we will open new franchise locations across the country.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	12
Revolving Credit Balance:	$226.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446650

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446650	$16,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446650. Member loan 446650 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	very small law firm	Debt-to-income ratio:	21.52%
Length of employment:	4 years 3 months	Location:	philadelphia, PA

Home town:
Current & past employers:	very small law firm
Education:

This borrower member posted the following loan description, which has not been verified:

Getting married next July. I could use some extra cash for wedding expenses and also help with a down payment for a new home. I am a lawyer with a small law firm and due to the economy, my salary has gone down a little and thus I could use a little extra cash. Due to my state bar membership, I would never default on any loan. On 9/27/2009, my TransUnion FICO score was 767. I can't list my employer name because my law firm is too small and I wish to remain anonymous, however my job is stable.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	60
Revolving Credit Balance:	$60,929.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446658

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446658	$21,250	17.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446658. Member loan 446658 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	TJF Hot Foods	Debt-to-income ratio:	22.94%
Length of employment:	15 years 8 months	Location:	winter springs, FL

Home town:	alton
Current & past employers:	TJF Hot Foods
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I have very good credit, with an outstanding payment history. No defaults, liens, or bankruptcies on file. My goal is to eliminate some high interest credit cards, and have additional cash to proceed with a few home improvement projects for added value to my condo!

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,341.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446664

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446664	$25,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446664. Member loan 446664 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	miller edge inc	Debt-to-income ratio:	1.31%
Length of employment:	7 years	Location:	WEST GROVE, PA

Home town:	west grove
Current & past employers:	miller edge inc
Education:

This borrower member posted the following loan description, which has not been verified:

i also have a patent pending that i will use some of the money for

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$802.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446726

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446726	$2,650	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446726. Member loan 446726 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	RETIRED	Debt-to-income ratio:	1.20%
Length of employment:	11 years 10 months	Location:	HERKIMER, NY

Home town:	LITTLE FALLS
Current & past employers:	RETIRED, UNITED CEBEBAL PALSEY, P& C FOOD MARKETS
Education:	LITTLE FALLS JR-SR HIGH SCHOOL

This borrower member posted the following loan description, which has not been verified:

Robert will be home soon and take care of his debts.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446794	$8,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446794. Member loan 446794 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,465 / month
Current employer:	CompuCom	Debt-to-income ratio:	23.69%
Length of employment:	14 years 1 month	Location:	Denton, TX

Home town:	Troy
Current & past employers:	CompuCom, Tuesday Morning, Chippenhook
Education:	Dallas County Community College District

This borrower member posted the following loan description, which has not been verified:

Hello, I've shredded my credit cards with the exception of two, which have max limits under $1000 each. I'm starting to save for a down payment on a house and would really like to get rid of all my credit card debt. The ones that have the higher balances and interest rates are the ones I would like to pay off now with this loan, if approved. My credit went in the toilet after my divorce and I've been working very hard and improving it. As a matter of fact my credit score has increased by 100 points in one year because of it. Unfortunately I was making more money at the time and could do that. I would really like the opportunity to get rid of these cards before the new interest rates start and make it even harder to pay off. I don't want to walk away from my debt, or take a deal to pay off less than what I owe. I'm hoping you can help me. I read about your company on MSN Money. Thank you for your time. Best Regards, Deborah

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	63
Revolving Credit Balance:	$9,728.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446805

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446805	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446805. Member loan 446805 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$20,833 / month
Current employer:	K-LO Construction, Inc.	Debt-to-income ratio:	15.70%
Length of employment:	1 year	Location:	Lothian, MD

Home town:	Edgewater
Current & past employers:	K-LO Construction, Inc., Georgia Pacific Corporation
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I have a well established credit history and consider myself an excellent credit risk. I would like a loan to consolidate my debt while waiting on my year end bonus.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$290,341.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446810

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446810	$7,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446810. Member loan 446810 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Bush construction	Debt-to-income ratio:	16.32%
Length of employment:	10 years	Location:	CARTHAGE, TX

Home town:
Current & past employers:	Bush construction
Education:

This borrower member posted the following loan description, which has not been verified:

Need personal loan to cover legal fees.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	17
Revolving Credit Balance:	$911.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446813

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446813	$10,900	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446813. Member loan 446813 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Manhiem New York	Debt-to-income ratio:	21.27%
Length of employment:	2 years 6 months	Location:	WASHINGTONVILLE, NY

Home town:	Sloatsburg
Current & past employers:	Manhiem New York, President Container,Moonachie,N.J.
Education:

This borrower member posted the following loan description, which has not been verified:

Bought a time share and interest rate is over 17%. Looking for lower interest loan.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$843.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446864	$5,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446864. Member loan 446864 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Cox.	Debt-to-income ratio:	22.45%
Length of employment:	6 months	Location:	Wichita, KS

Home town:	Wichita
Current & past employers:	Cox., AT&T Inc.
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

I am very reliable, never been late once on anything.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,957.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 446866

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446866	$12,500	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446866. Member loan 446866 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Patient Care Associates	Debt-to-income ratio:	10.39%
Length of employment:	4 months	Location:	Langhorne, PA

Home town:	Gibbstown
Current & past employers:	Patient Care Associates, Applebees Restaurant, Mercy Health Fitzgerald Hopsital, Eckerd drug
Education:	Holy Family University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt. I currently have $12, 500 in credit card debt. My monthly payments are $200, $150, and $10 dollars. Combined- I a pay $360.00 a month just in minimum payments. I would like to have one payment a month and a goal date to have this paid. I have had two loans before through Bank of America, both of which I paid off and was on time every month. I have never been 30 days late with ANY of my bills, I do have student loans but they are in deferment right now. I will be consolidating those loans as well after my deferment is up for one monthly payment. I would be paying off my two Bank of america Credit Cards and a Best Buy credit card.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,343.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446879	$2,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446879. Member loan 446879 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Wynn Las Vegas	Debt-to-income ratio:	18.09%
Length of employment:	4 years 5 months	Location:	Las Vegas, NV

Home town:	Jamestown
Current & past employers:	Wynn Las Vegas
Education:	Jamestown Community College

This borrower member posted the following loan description, which has not been verified:

I've heard good things about your organization which makes me confident that our dealings will be a very positive experience for both of us. I have been in the same field of employment for twenty-five years and my work history is excellent.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,482.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446896

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446896	$5,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446896. Member loan 446896 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	Banyan Development Corp.	Debt-to-income ratio:	18.70%
Length of employment:	7 years 9 months	Location:	concord, MA

Home town:	Newport
Current & past employers:	Banyan Development Corp., SB Global Inc.
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

I recently started my own company and used most of my available credit to pay for the start up costs. Examples of what was paid for is as follows: Legal Registration and Trademark Fees, Service Mark Fees, Office equipment and supplies, Media and PR fees also paid on credit cards. Due to the new bill passed which affects credit card lenders, my rates have recently jumped off the charts and I need to pay down the debt asap but get some interest rate relief in the meantime. My credit score is very good (724 w/ all three credit reporting agencies) and I'm an excellent credit risk as I only use credit as a means to bridge a short-term gap.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255,149.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446898

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446898	$5,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446898. Member loan 446898 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$24,583 / month
Current employer:	Ashby & Geddes	Debt-to-income ratio:	9.27%
Length of employment:	7 years 10 months	Location:	Wilmington, DE

Home town:	Philadelphia, PA
Current & past employers:	Ashby & Geddes, Skadden Arps Slate Meagher & Flom
Education:	Gordon College-Wenham, Temple University School of Law

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to cover some unexpected expenses that have arisen and provide some additional cash flow to get me through the end of this calendar year, when I receive a large bonus and will repay the loan.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$602,519.00	Public Records On File:	1
Revolving Line Utilization:	68.40%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446987	$25,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446987. Member loan 446987 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	I Do Now I Don't Inc	Debt-to-income ratio:	1.66%
Length of employment:	2 years 8 months	Location:	New York, NY

Home town:
Current & past employers:	I Do Now I Don't Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Start up business thats been around for over 2 years and does $75,000 to $100,000 in sales per month needs to Consolidate High Interest Business Credit Cards.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	19
Revolving Credit Balance:	$4,170.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447026

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447026	$3,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447026. Member loan 447026 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Walgreens	Debt-to-income ratio:	21.51%
Length of employment:	4 years 5 months	Location:	LANCASTER, OH

Home town:	Newark
Current & past employers:	Walgreens, Target
Education:	Columbus State Community College, Wright State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Having 4,000 available to me, would help out in so many ways in the coming months. That way, I won't have to work so much and can focus on school. Instead of going part-time, I can go full-time and be done with it sooner.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,520.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447028

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447028	$8,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447028. Member loan 447028 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Edmunds.com Inc	Debt-to-income ratio:	0.00%
Length of employment:	4 years 3 months	Location:	Alhambra, CA

Home town:	Taipei
Current & past employers:	Edmunds.com Inc, Tireco Inc, Advance Computing Group
Education:	Claremont Graduate University, California State University-San Bernardino (CSUSB)

This borrower member posted the following loan description, which has not been verified:

Saw this wonderful motorcycle and would be nice to able to purchase it.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	48
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447032

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447032	$20,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447032. Member loan 447032 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	8.02%
Length of employment:	2 years 3 months	Location:	s bound brook, NJ

Home town:	Houston
Current & past employers:	Morgan Stanley, Merrill Lynch
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I have a 735 avg credit from all 3 bereaus. I have car note - currently bal of 9,500 from 17K , credit card - currently bal of 14,000 from 15k. I have NEVER missed a payment, however, I have other financial obligations. Such as a new business venture in Solar Energy sales, Home improvement. I make a net of almost 4500 a month. single, no kids, just focussed on my future. The objective of this loan is to consolidate my debt to one lender, and one due date a month.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,278.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447033

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447033	$24,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447033. Member loan 447033 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Ogilvy	Debt-to-income ratio:	15.76%
Length of employment:	8 months	Location:	NEW YORK, NY

Home town:
Current & past employers:	Ogilvy, Jack Morton, Digitaria, Inc, Kintera, AOL Time Warner
Education:

This borrower member posted the following loan description, which has not been verified:

I've just had my amex rates raised, so am looking for a loan to clear the amex debt so I can get rid of the cards entirely. I unfortunately managed to get into debt over the last few years (got divorced last year which hit me pretty hard financially), but have a great repayment history. The worst I've been done is be a few days late a couple of times through being a bit disorganized, but have always maintained my payments, so disappointed to get my rates hiked by them. I have no black marks on my credit history at all: it's a sea of green, which of course makes me a 'good debtor', but I want to get out of debt :) I have a good, stable and well paying job, and and am working hard to get myself out of debt. Would like to speed that process up a little by getting rid of American Express who have just pumped my rates up. I work in a booming industry (hard to believe in this economy, I know), so am very stable and secure work wise. Happy to answer any questions, and thanks for looking!

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,821.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447035

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447035	$10,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447035. Member loan 447035 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	QSG Inc.	Debt-to-income ratio:	14.83%
Length of employment:	2 years 6 months	Location:	BURNSVILLE, MN

Home town:
Current & past employers:	QSG Inc., The Sports Authority, Sprint Nextel Corp.
Education:	Metropolitan State University

This borrower member posted the following loan description, which has not been verified:

I will be using the money to consolidate credit cards and a student loan. I have recently graduated college and found a full time job. The payments will not be a problem. My credit score is fair due to high credit cards, however I have never missed a payment on anything. I am very reliable with payments, but am just looking to clear up credit cards.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,922.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447040

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447040	$25,000	19.82%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447040. Member loan 447040 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,975 / month
Current employer:	Insight	Debt-to-income ratio:	20.28%
Length of employment:	3 years	Location:	TEMPE, AZ

Home town:	Phoenix
Current & past employers:	Insight, DHL, Pegasus Solutions, SAP America
Education:	Mesa Community College

This borrower member posted the following loan description, which has not been verified:

I have three unsecured debts that I want to consolidate to lower my monthly payment. I have never been late on any of these loans and can make the payments today. I just want to lower my monthly payment to give me more breathing room.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	58
Revolving Credit Balance:	$14,858.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 447050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447050	$3,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447050. Member loan 447050 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	University of California	Debt-to-income ratio:	5.58%
Length of employment:	16 years 2 months	Location:	Berkeley, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

I'm applying for funds to learn to make short professional films for websites and for classroom teaching. To do this, I need to take the classes, buy a used computer with Final Cut Pro (you spend a lot of time editing!) and buy a used prosumer videocamera and tripod. Making films is something that I can use for work - possibly leading to a promotion and/or small commissions - but my other ambition is to develop an idea for a commercial website. I've designed it, but I need to show some professional content to increase traffic and then approach investors. Because I'm not exactly sure how the website is going to work, I need to do it myself, learn from doing, not hire someone to make the films (also: I love making films!). So this is why I'm applying for a loan to invest in the equipment and in my own training. Teach a man to fish...i.e., make commercial films....and he can sustain himself for life...

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447064	$19,200	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447064. Member loan 447064 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	US Army	Debt-to-income ratio:	10.93%
Length of employment:	9 years 2 months	Location:	APO AE, NY

Home town:	Logan
Current & past employers:	US Army, Jambe Juice
Education:	Boise State University

This borrower member posted the following loan description, which has not been verified:

I am refinancing my credit cards in order to pay them off quickly and completely. I have always paid my bills on time but I don't want to carry this much debt anymore.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	13
Revolving Credit Balance:	$222.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447122

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447122	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447122. Member loan 447122 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	World Fuel Services	Debt-to-income ratio:	17.39%
Length of employment:	2 years 8 months	Location:	Columbia, MD

Home town:	Sofia
Current & past employers:	World Fuel Services, The World Bank
Education:	Johns Hopkins University

This borrower member posted the following loan description, which has not been verified:

I need the money for closing cost and minor repairs in the new appartment. I do not want to make cash advances on credit cards.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,388.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447132

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447132	$20,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447132. Member loan 447132 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Genentech	Debt-to-income ratio:	14.06%
Length of employment:	4 years 5 months	Location:	San Francisco, CA

Home town:	Hong Kong
Current & past employers:	Genentech
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Need to consolidate the debt/Wedding expenses.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$177.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447140

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447140	$6,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447140. Member loan 447140 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	james taylor general contracting	Debt-to-income ratio:	8.05%
Length of employment:	8 years	Location:	valpariso, FL

Home town:	Ft Walton Beach
Current & past employers:	james taylor general contracting, big dogs
Education:

This borrower member posted the following loan description, which has not been verified:

I previously had a aproved loan for 4800 and it was in progress on funding but if i could get 6000 it would help me out by being able to pay off a high interest loan i have for 1200 (24.9) percent. thanks in advance james

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,489.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447147	$25,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447147. Member loan 447147 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.38%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:	PuertoRico
Current & past employers:	Self Employed, MBA Productions, Ignition Creative, LBI Media
Education:	Escuela Artes Plasticas, PuertoRico, Parsons School of Design, New York, Savannah College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I have just incoorporated my company under an LLC. It is a production company that focuses on producing events. The business model goal is like Cirque DuSoleil where, in addition to selling tickets for performances, concessions and merchandise (DVDs, music, T-shirts, etc) will be an additional source of revenue. I am currently producing my first event under my new LLC and I need this loan to complete what is already in progress and guarantee it's success. People have begun to purchase tickets on-line, interviews have already taken place, advertising is in its second week, and response has been extremely positive. This premiere-pilot event will be used as an example of future productions. A business packet will be put together with documentation of this first event, and Corporate Sponsorships will be pursued.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,576.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447166

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447166	$5,500	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447166. Member loan 447166 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	ssi	Debt-to-income ratio:	12.75%
Length of employment:	10 years 9 months	Location:	REDDING, CA

Home town:	Sonora
Current & past employers:	ssi
Education:

This borrower member posted the following loan description, which has not been verified:

We plan to pay off credit cards. Use the money to help not use any credit so we can get fully caught up. I have always made my credit payments on time.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,138.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447174

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447174	$4,800	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447174. Member loan 447174 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Department of Justice	Debt-to-income ratio:	6.29%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:	San Antonio/San Diego
Current & past employers:	Department of Justice, Department of Social Services
Education:	University of California San Diego

This borrower member posted the following loan description, which has not been verified:

Good afternoon, I am requesting a $3,000 loan so that I can cover my two daughter's expenses. I have one daughter's quinceanera (sweet 15) this October and my youngest is trying to go on the Washington DC/New York trip with her 8th grade class. I am a hardworking single mother of two teenage daughters. I have worked with the Department of Justice as an Analyst for 6 years now, I have a part time job at the University of California San Diego, UCSD as an Instructor at a Language Lab. I also receive child support electronically into my bank account every two weeks. The reason I am requesting this loan is because my ex husband is backing out on his word of helping with my daughter's sweet 15 and I have to come up with the difference. I also have my 13 year old trying her best to keep her good grades so that she can go to the Washington DC/New York trip with her 8th grade class, and she deserves it. I could really use this help. We would really appreciate it. I have 2 stable jobs and just need help due to these extra special circumstances. Thank you

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	80
Revolving Credit Balance:	$500.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447196

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447196	$15,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447196. Member loan 447196 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Self Employed Consultant	Debt-to-income ratio:	19.33%
Length of employment:	6 years	Location:	Orland Park, IL

Home town:	Joliet
Current & past employers:	Self Employed Consultant, Cendant Home Funding LLC
Education:	University of St. Francis

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan for real estate taxes on a investment property. The property is now leased and payments will be coming in on a regular basis. I've always been a good borrower and pay my debt on time.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,388.00	Public Records On File:	1
Revolving Line Utilization:	94.20%	Months Since Last Record:	78
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447247

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447247	$1,500	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447247. Member loan 447247 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Yellow Pages Group	Debt-to-income ratio:	5.49%
Length of employment:	2 months	Location:	NORRISTOWN, PA

Home town:	Wynnwood
Current & past employers:	Yellow Pages Group
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

Thank you for taking the time to look over my file -- I am applying to law school and am looking for financial assistance for the LSAT prep course. Thank you.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,902.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447275

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447275	$13,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447275. Member loan 447275 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Black Tie Transportation	Debt-to-income ratio:	23.12%
Length of employment:	3 years	Location:	San Ramon, CA

Home town:	Berkeley
Current & past employers:	Black Tie Transportation, Honda of Oakland
Education:

This borrower member posted the following loan description, which has not been verified:

Dear lenders, I have great credit , please approve my loan application . Please try and assist me with the 20,000.00 amount Thank you .

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,685.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447279

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447279	$6,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447279. Member loan 447279 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	GRY	Debt-to-income ratio:	13.75%
Length of employment:	1 year 1 month	Location:	New Orleans, LA

Home town:
Current & past employers:	GRY
Education:	The Art Institute

This borrower member posted the following loan description, which has not been verified:

I am wrapping up my Bachelor's Degree online in the next two months and recently incurred a lot of unexpected relocation expenses on credit cards. I would like to consolidate all of this credit card debt into a single monthly payment with lower interest. I have a 3.2 GPA and have been employed full-time almost the entire time I have been in school.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	35
Revolving Credit Balance:	$10,361.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 447285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447285	$15,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447285. Member loan 447285 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	The 360 Consulting Group	Debt-to-income ratio:	6.74%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:	Washington
Current & past employers:	The 360 Consulting Group, Black Coalition on AIDS
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off my credit card debt, which I have been trying to do over the past year despite the continuing rise in their interest rates. Despite many attempts in requesting lower interest rates or fixed low rate to expedite payment, these credit card companies have been consistently fighting against lowering my rates. This is depressing when I doing my very best to pay just above the minimum due to get ahead. My financial situation: I am employed full-time with a small independently minority-owned business in San Francisco. The business is stable and is adamant in maintaining its current staff of three individuals employed and provide employer-paid health benefits to help staff during this economic crisis. I am a good candidate for this loan because I work hard and want to get ahead and get rid of my debt without being abused by creditors with continually increasing interest rates prior to government oversight. I spend sleepless nights thinking of ways to better negotiate with creditors and when I contact them, I am shot down. I need to know that there is hope out there for people like me, who are responsible and do everything possible to erase their debt to move forward with building a better life. For goodness sake, I've even considered putting my rescue dog up for adoption because I keep looking for ways to cut expenses. Monthly net income: $4583.00 Monthly expenses: $2455.00 Housing: $1788.00 Utilities: $112.00 Phone, cable, internet: $225.00 Food, entertainment: $150.00 Clothing, household expenses $50 Credit cards and other loans: $325 Other expenses: $55 (dog food, supplements, and bath)

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	13	Months Since Last Delinquency:	21
Revolving Credit Balance:	$306.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447294

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447294	$12,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447294. Member loan 447294 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Ready Set Sales	Debt-to-income ratio:	13.10%
Length of employment:	4 years 11 months	Location:	CHICAGO, IL

Home town:	Zion
Current & past employers:	Ready Set Sales, The Rubicon Group Ltd
Education:	Lewis University

This borrower member posted the following loan description, which has not been verified:

Basic 36 month loan to pay off accumulated credit card debt from college and getting started. Have not added to credit cards in 24 months and sick of higher rates and bank fees. Steady job for 5 years and ready to get out of the cycle.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	18
Revolving Credit Balance:	$14,606.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447324	$10,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447324. Member loan 447324 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,780 / month
Current employer:	Arlington County VA	Debt-to-income ratio:	19.10%
Length of employment:	1 month	Location:	RICHMOND, VA

Home town:	Fort Bragg
Current & past employers:	Arlington County VA, City of Richmond, VA, Wachovia Corp., Enterprise Rent-A-Car
Education:	North Carolina Central University

This borrower member posted the following loan description, which has not been verified:

I'll use the money wisely and responsibly to erase my debts and then I will pay monthly, faithfully, on this loan from the lending club. I have a good credit history record of paying my bills on time and have a very strong and stable job with the government. My current

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	47
Revolving Credit Balance:	$7,760.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447351

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447351	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447351. Member loan 447351 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	A&G Lugouza, LLC	Debt-to-income ratio:	4.56%
Length of employment:	4 years 2 months	Location:	Miami Shores, FL

Home town:	Ciudad De Panama
Current & past employers:	A&G Lugouza, LLC
Education:	Universidad de Panama

This borrower member posted the following loan description, which has not been verified:

I need the personal loan for expenses medical

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,784.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447369

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447369	$5,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447369. Member loan 447369 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	8.14%
Length of employment:	n/a	Location:	ridgeland, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I want you all to know that I am very honest person and would pay every penny back. I never missed or was late on any bills for the last 4 years. I am trying to get rid of all my credit cards one by one.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,111.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447394

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447394	$5,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447394. Member loan 447394 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,472 / month
Current employer:	Paulding County DFCS	Debt-to-income ratio:	15.53%
Length of employment:	8 years 6 months	Location:	Dallas, GA

Home town:	New York
Current & past employers:	Paulding County DFCS, Chattahoochee Technical College
Education:	East Central Technical College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt into one monthly payment. I have a good payment history and pay my debt regularly each month. I work for the State of Georgia.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,262.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447413

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447413	$15,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447413. Member loan 447413 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Orloff Lowenbach Stifelman and Siegel	Debt-to-income ratio:	8.99%
Length of employment:	4 years	Location:	BRIDGEWATER, NJ

Home town:	Bergenfield
Current & past employers:	Orloff Lowenbach Stifelman and Siegel
Education:	Bergen Community College & 2 years of Court Reporting School

This borrower member posted the following loan description, which has not been verified:

We currently owe about $16,000 on a Bank of Amerca Platinum Plus Visa card. I want to consolidate it into one payment per month and know that it will be completely paid off in three years. I am applying to you for $15,000, which will immediately be sent to Bank of America to pay off all but $1,000 of the balance, and I will pay off the remaining $1,000 before the end of the year. We received an e-mail from you (and Lending Tree) today that we have been pre-approved at 8.49%. Please advise as soon as possible as to what our next step is. Thank you.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1981	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,908.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447417

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447417	$15,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447417. Member loan 447417 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	American Express	Debt-to-income ratio:	5.78%
Length of employment:	14 years	Location:	New York, NY

Home town:
Current & past employers:	American Express
Education:	University of the Pacific

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt, reduce balances, and pay off completely credit card debt with the highest finance charges.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	54
Revolving Credit Balance:	$33,436.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447423	$10,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447423. Member loan 447423 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,525 / month
Current employer:	hopewell-prince george driving school	Debt-to-income ratio:	21.69%
Length of employment:	2 years	Location:	COLONIAL HEIGHTS, VA

Home town:	Hopewell
Current & past employers:	hopewell-prince george driving school
Education:	Christopher Newport University

This borrower member posted the following loan description, which has not been verified:

I need the cash to put central air into a rental house that I have and am planning to sell next summer. It already has a stable renter and the rent will more then cover the mortgage and this note.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,776.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447431

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447431	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447431. Member loan 447431 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Park State Bank	Debt-to-income ratio:	22.96%
Length of employment:	12 years	Location:	Proctor, MN

Home town:	Del Rio
Current & past employers:	Park State Bank, Maurices Inc.
Education:	Minneapolis Business College, Graduate school of Banking

This borrower member posted the following loan description, which has not been verified:

We will use the money to pay off our credit card balances. We have two installment loans that will be paid off in may 2010. At that point, all that will be remaining is our mortgage and credit card debt. With a controlled interest rate and payment amount, we can eliminate the credit card debt faster. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,902.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447444

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447444	$1,200	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447444. Member loan 447444 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	SOCAL MOTORCYCLES	Debt-to-income ratio:	22.90%
Length of employment:	1 year 6 months	Location:	PLACENTIA, CA

Home town:	San Francisco
Current & past employers:	SOCAL MOTORCYCLES
Education:	Fullerton College

This borrower member posted the following loan description, which has not been verified:

I'm in the closing process of purchasing a motorcyle but I'm in need of the additional down payment to close the deal. I have excellent credit and have never missed a payment. Any help would be much appreciated, thank you.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,675.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447457

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447457	$22,750	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447457. Member loan 447457 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Redmond Door & Millwork	Debt-to-income ratio:	7.30%
Length of employment:	3 years 9 months	Location:	Bend, OR

Home town:	Medford
Current & past employers:	Redmond Door & Millwork, Deschutes Window and Door
Education:	Pacific University

This borrower member posted the following loan description, which has not been verified:

Looking for funding to help bridge the cash flow between AR and AP

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,247.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447470	$10,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447470. Member loan 447470 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	General Growth Properties	Debt-to-income ratio:	10.47%
Length of employment:	10 years 5 months	Location:	Cranston, RI

Home town:	Providence
Current & past employers:	General Growth Properties, The Armory Revival Company, Commonwealth Development Group
Education:	Rhode Island College

This borrower member posted the following loan description, which has not been verified:

Some time ago my husband became ill and could not work. This caused us to increase our cc debt. While he is well again and back to work. I would like to consolidate our bills and have one monthly payment

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	39
Revolving Credit Balance:	$93,093.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447475

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447475	$25,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447475. Member loan 447475 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	The Landing R B Gen, LLC	Debt-to-income ratio:	12.36%
Length of employment:	4 years 4 months	Location:	Orlando, FL

Home town:	Havana
Current & past employers:	The Landing R B Gen, LLC
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I, need personal loan

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,256.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447490

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447490	$10,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447490. Member loan 447490 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,767 / month
Current employer:	M2 Technologies Inc.	Debt-to-income ratio:	18.22%
Length of employment:	4 years 2 months	Location:	FRAMINGHAM, MA

Home town:	Kowloon
Current & past employers:	M2 Technologies Inc., State Street Corp., Carat Interactive
Education:	Northeastern University, Bay State College

This borrower member posted the following loan description, which has not been verified:

This loan is for an educational purpose. Thank you!

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,604.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447510	$15,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447510. Member loan 447510 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	ModernThink, LLC	Debt-to-income ratio:	11.86%
Length of employment:	1 year 4 months	Location:	Philadelphia, OR

Home town:
Current & past employers:	ModernThink, LLC
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

I have great credit and am look to consolidate my debt. I have about $14,000 in credit card debt and have never been lat for a payment in my life.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,699.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 447515

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447515	$25,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447515. Member loan 447515 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	United Home Care Services	Debt-to-income ratio:	0.24%
Length of employment:	5 years 2 months	Location:	Homestead, FL

Home town:	Havana
Current & past employers:	United Home Care Services
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I, need personal loan

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$402.00	Public Records On File:	1
Revolving Line Utilization:	2.70%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 447531

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447531	$8,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447531. Member loan 447531 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,999 / month
Current employer:	mv transportation	Debt-to-income ratio:	11.48%
Length of employment:	8 years	Location:	rocawaybeach, NY

Home town:	Brooklyn
Current & past employers:	mv transportation
Education:	Apex Technical School

This borrower member posted the following loan description, which has not been verified:

own payment for house

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,047.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 447541

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447541	$16,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447541. Member loan 447541 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lifesharing(UCSD Medical Center)	Debt-to-income ratio:	11.76%
Length of employment:	9 months	Location:	San Diego, CA

Home town:	Santa Ana
Current & past employers:	Lifesharing(UCSD Medical Center), Medix Ambulance Service
Education:	San Diego Miramar College

This borrower member posted the following loan description, which has not been verified:

I had to use my two credit cards while in school and not working. During the financial crisis both Wells Fargo and Citibank raised my interest rates to 29.9%. I'm now working and trying to pay everything off and the interest fees are draining. I would rather not pay into credit card companies anymore as I become debt free.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$8,834.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447558

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447558	$6,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447558. Member loan 447558 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	All About Locks, Inc.	Debt-to-income ratio:	0.00%
Length of employment:	8 years 4 months	Location:	Statesboro, GA

Home town:	Atlanta
Current & past employers:	All About Locks, Inc., Tyco International
Education:

This borrower member posted the following loan description, which has not been verified:

My wife and I have moved into her grandmother's house because she was supposed to inherit the house when her grandmother died. My wife's father is the executor of her grandmother's estate and for some reason has been reluctant to close out the estate. My wife wants to give her father more time rather than push the issue legally. In the meantime, we need to make several househould repairs including a new roof. My credit score is 720 and I have no credit cards except Lowe's. I have one car that is paid for, one car payment and no house payment. I have been self employed as a locksmith for 8 years and have had no slump in business. Actually, the number of evictions taking place has resulted in more banks requesting my services to rekey houses. I do not expect my income to decline in anyway.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	4	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447571	$15,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447571. Member loan 447571 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Sauk Prairie Memorial Hospital	Debt-to-income ratio:	14.50%
Length of employment:	3 months	Location:	Sauk City, WI

Home town:	Peru
Current & past employers:	Sauk Prairie Memorial Hospital, BirthCare Staffing, Trinity Medical Center, American Mobile, Cross Country Trav Corp, St. Francis Medical Center
Education:	Saint Francis Medical Center College of Nursing, University of Dallas

This borrower member posted the following loan description, which has not been verified:

About Me: I am currently a Labor and Delivery Nurse near Madison, WI. My husband is the manager of HR Systems for a Fortune 500 company. We are both employed full-time (although I'm out on maternity leave) and our combined income is close to $140,000.00 per year. We have 3 children and work opposite of each other so we don't have child care expenses. Purpose of Loan: I have a couple of personal loans with high interest rates and two credit cards that I would like to consolidate so I can have the ease of paying just one bill. While we are able to meet all of our financial obligations, we are carrying two mortgages as we had to relocate for my husband's job and sale of our former residence is taking longer than hopped. As such, we are looking to consolidate some home improvement loans that we'd taken out and credit cards with 0% introductory rates before the introductory periods come to an end. My financial situation: We both currently have a good jobs and are able to comfortably make the monthly loan payments. We am a very hard working individuals and always pay our debts. My goal is to pay off this loan in less than 1 year so that I may get rid of my debt completely, and start saving money. I am highly motivated to pay down my debts so that we can focus on our long term savings and investment goals. Furthermore, I do not have, nor have I ever had, any bankruptcies, unpaid liens or judgments against me. Should you have any questions about this loan request, please don't hesitate to contact me. Monthly net income: $ 8,000.00 Monthly expenses: $ Mortgage 1: $ 1022.00 Mortgage 2: $ 641.00 Insurance: $ 345.25 Property Taxes: $500 Car expenses: $ 0 Utilities: $ 397.00 Phone, cable, internet: $ 176.00 Food, household, entertainment: $ 800.00 Clothing, household expenses $ 200.00 Credit cards and other loans: $ 482.00* Student Loans $ 107.00 Tithe: $800 Other expenses: $ 0.00 *These are the combined minimum payments for the loans/credit cards we are consolidating. We've been paying away as much as we are able on our debts. This loan will eliminate this payment. Thank you so much for your time and consideration.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,717.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447578

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447578	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447578. Member loan 447578 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	VCEHD	Debt-to-income ratio:	10.78%
Length of employment:	9 years	Location:	oxnard, CA

Home town:	OXNARD
Current & past employers:	VCEHD, US Army
Education:	California State University-Channel Islands, Oxnard College, Ventura College, Central Texas College

This borrower member posted the following loan description, which has not been verified:

I am a good candidate for this loan because I take my debts seriously and am at a point where I just would like to pay off some of my higher interest rate loans. I can definitely continue on paying these high interest rates as I currently do, though I would certainly appreciate having to pay less overall through a lower interest rate, and better to put my interest expense into individuals' hands rather than the big banks! I have a long stable work history with a government agency that pays well but I would like to pay off these debts to be able to save some money for an emergency versus living paycheck to paycheck.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	23
Revolving Credit Balance:	$26,373.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447596

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447596	$10,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447596. Member loan 447596 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Six to Eight Inc	Debt-to-income ratio:	2.82%
Length of employment:	6 years	Location:	Seattle, WA

Home town:	Reno
Current & past employers:	Six to Eight Inc, Death Cab for Cutie
Education:

This borrower member posted the following loan description, which has not been verified:

This is my dream car and I would like to purchase it without wiping out my savings. Thanks.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,250.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447617

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447617	$12,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447617. Member loan 447617 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Milestone Farm	Debt-to-income ratio:	11.20%
Length of employment:	10 years	Location:	George's Mills, NH

Home town:	Concord
Current & past employers:	Milestone Farm
Education:

This borrower member posted the following loan description, which has not been verified:

My husband and I currently own a successful Equestrian Business, training horses and teaching riding lessons. We recently began leasing a beautiful facility to enable us to offer boarding as well, to our clients and students. We are already full and woudl like to expand to accomodate new customers. I have over 20 years of experience in my profession and have proven myself successful. Currently, our demand is exceeding our supply. We are seeking a loan to better and expand our business in various aspects.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	79
Revolving Credit Balance:	$5,418.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447662

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447662	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447662. Member loan 447662 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,065 / month
Current employer:	US Prime	Debt-to-income ratio:	3.53%
Length of employment:	2 years 1 month	Location:	Burbank, CA

Home town:	Burbank
Current & past employers:	US Prime
Education:	Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I'm getting married on 12/28 and we have decided to also buy a house. I would like to get a loan to pay all expenses for the wedding upfront then will pay off loan right after the wedding

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,424.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447666	$13,500	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447666. Member loan 447666 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,459 / month
Current employer:	University of California San Francisco	Debt-to-income ratio:	15.88%
Length of employment:	20 years 6 months	Location:	San Francisco, CA

Home town:	Los Angeles
Current & past employers:	University of California San Francisco, American Savings and Loan
Education:	University of the Pacific, Riverside Community College

This borrower member posted the following loan description, which has not been verified:

I am a dependable, hard-working person with over 20 years in my current job. Over the past several years I have worked to change my spending habits, improve my credit score, and pay down my credit card debt. I have reduced my total outstanding revolving credit debt by $7,000 in the past year. I have only had one late payment in the last 5 years and that was over 3 years ago. As a result of past bad habits a number of my debts already had high interest rates, however the rest have all seen recent interest rate increases and the ones with fixed rates have been changed to variable rates. If funded, I will use the proceeds of this loan to pay off my the high interest debts listed below. The payment for this loan will be close to the minimum payments for the debts being paid off. What I will gain is a guarantee of being rid of this debt in 3 years. In addition, I will be able to put the difference between what I have been paying each month and the payment for this loan in a savings account to build up my emergency funds (goal is to increase my emergency funds from 1 month to 3-4 months of expenses). Company Balance / Current Rate / Minimum Payment / Average Payment HFC / balance / 2,844.55 / 28.9% / min 75.00 / avg 150.00 BofA / balance 1,548.61 / 23.4% / min 90.00 / avg 150.00 Chase/ balance 7,040.13 / 27.24% / min 228.00 / avg 300.00 Capital One / balance 876.33 / 19.8% / min 21.00 / avg 50.00 Avenue / balance 631.86 / 22.8% / min 40.00 / avg 50.00 Total / balance 12,941.48 / min 454.00 / avg 700.00

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$14,255.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373880

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373880	$14,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373880. Member loan 373880 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Capital One Financial	Debt-to-income ratio:	20.67%
Length of employment:	9 years	Location:	Bronx, NY

Home town:	New York
Current & past employers:	Capital One Financial, Citigroup Inc., Commerce Bancorp, Macy's Inc.
Education:	CUNY John Jay College Criminal Justice

This borrower member posted the following loan description, which has not been verified:

I just want to have one bill and one payment. Recently moved out. Had a seperation from my spouse.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,193.00	Public Records On File:	1
Revolving Line Utilization:	46.40%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445072

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445072	$19,750	21.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445072. Member loan 445072 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	keoki global	Debt-to-income ratio:	11.77%
Length of employment:	4 years 2 months	Location:	CHULA VISTA, CA

Home town:	San Diego
Current & past employers:	keoki global, integrated voice solutions, uniforms exp.
Education:	south western college, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I intend on consolidating a few debts as well as invest in a couple of small joint ventures. As seen on my credit report I take paying my bills ontime very serious. I believe I am a good candidate for this loan because I can make the payment with my current income. In addition I am reinvesting most of the loan into a couple of small joint ventures That I believe will yield additional income

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	60
Revolving Credit Balance:	$7,443.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 445938

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
445938	$24,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 445938. Member loan 445938 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Pediatric Services of America	Debt-to-income ratio:	9.67%
Length of employment:	1 year 7 months	Location:	HOUSTON, TX

Home town:	Houston
Current & past employers:	Pediatric Services of America, Mental Health Mental Retardation Aurthority of Harris County
Education:	The University of Texas at Austin, Bachelors, The University of Texas at Dallas, Masters Degree

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to consolidate debt, wedding expenses and beginning a new business with a partner. The business is Prodigo Wines, a wine broker for a new label. My partner has been in the restaurant business for 9 years and has contacts all throughout the city of Houston. I have excellent credit. As of yesterday my credit score was 750. I have a stable job as a speech-language pathologist. My salary is $80,000 a year. I will also begin doing contract work in the middle of October which will increase my monthly income by at least $2000.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	32
Revolving Credit Balance:	$254.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 446064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446064	$12,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446064. Member loan 446064 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Fire Department of New York	Debt-to-income ratio:	15.60%
Length of employment:	9 years 5 months	Location:	WESTBURY, NY

Home town:	Jackson Heights
Current & past employers:	Fire Department of New York, New World Coffee, Bank of New York
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to pay for some of my credit card debt that is owed at over 20% interest as well as help my family with their current financial situation. By paying off 2 of my 3 credit card debts with this loan I can free up some of my income to help my father with his debt. I have been employed by FDNY for over 9 years and have intend to stay there until I reached my required 25 years. I am working with my pension department to help me manage my finances better and plan for a more secure future. I have been working hard at establishing a good credit score and working equally as hard to build a secure future for myself. But my family needs my help and with this loan I would be able to do so without jeopardizing my financial situation.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	43
Revolving Credit Balance:	$12,499.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446839	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446839. Member loan 446839 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ABC COMPANY	Debt-to-income ratio:	12.34%
Length of employment:	20 years	Location:	CITRUS HEIGHTS, CA

Home town:	Modesto
Current & past employers:	ABC COMPANY, Have broom will travei
Education:

This borrower member posted the following loan description, which has not been verified:

Thank you

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,210.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 446967

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
446967	$5,000	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 446967. Member loan 446967 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Crystal Inn	Debt-to-income ratio:	4.46%
Length of employment:	2 years	Location:	West Valley City, UT

Home town:	El Limon, Jalisco
Current & past employers:	Crystal Inn, Sierra Pacific Industries
Education:	High School Graduate

This borrower member posted the following loan description, which has not been verified:

Need $5000 for a down payment on a home and since we will get an $8000 Income Tax Credit for 2009 we can make payments until we get the credit then we can pay whatever balance is owing in full.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$252.00	Public Records On File:	1
Revolving Line Utilization:	16.80%	Months Since Last Record:	75
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 447062

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447062	$15,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447062. Member loan 447062 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	n/a	Debt-to-income ratio:	6.64%
Length of employment:	n/a	Location:	Jersey City, NJ

Home town:
Current & past employers:	ThomsonReuters
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I'm looking to close out debt from my wedding and honeymoon. Consolidating our outstanding debt into one stream will help us realize our goal of being debt free sooner. Right now, our payments are so dispersed among creditors that it's tough to make a dent.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,271.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447070

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447070	$6,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447070. Member loan 447070 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,710 / month
Current employer:	US Office of Personnel Management	Debt-to-income ratio:	1.23%
Length of employment:	10 years 2 months	Location:	Kathleen, GA

Home town:	Macon
Current & past employers:	US Office of Personnel Management
Education:	Auburn University Main Campus, Luther Rice University

This borrower member posted the following loan description, which has not been verified:

We would like to refinance our timeshare until we have enough cash to pay it off. We have excellent credit. We own our own house and cars. We strongly believe you should pay all your debts in a timely matter. Having never missed a payment of any bill we have excellent credit. I have a good job working for the Federal Government and thus have excellent job security.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,647.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447273

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447273	$9,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447273. Member loan 447273 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Oral Facial Surgical Associates	Debt-to-income ratio:	4.51%
Length of employment:	6 years 5 months	Location:	Stuart, FL

Home town:	Bronx/Central Islip
Current & past employers:	Oral Facial Surgical Associates, Advanced Medical Imaging of Stuart, Heart and Family Health Institute of Port St Lucie, Suffolk Rapid Medical Care
Education:	Indian River Community College

This borrower member posted the following loan description, which has not been verified:

I am a responsible borrower with many years at my current employer and 19 plus years of perfect credit. I am looking to consolidate and not add any new debt. This loan will be used to eliminate credit cards that have unfairly and without just cause raised my interest rates to unacceptable levels.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,321.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447491

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447491	$9,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447491. Member loan 447491 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Deloitte	Debt-to-income ratio:	8.47%
Length of employment:	3 years 1 month	Location:	Acworth, GA

Home town:	Lansing
Current & past employers:	Deloitte
Education:	Wofford College

This borrower member posted the following loan description, which has not been verified:

I am selling my current motorcycle and buying a different one that is slightly more expensive. I plan to pay the majority of the loan off relatively quickly (as the older bike sells).

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,525.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447574	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447574. Member loan 447574 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	City of Gainesville (FL)	Debt-to-income ratio:	3.74%
Length of employment:	14 years 4 months	Location:	Gainesville, FL

Home town:
Current & past employers:	City of Gainesville (FL)
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello all I would use this loan to consolidate 2-3 credit card debts. I have excellent credit scores (Experian:748; TransUnion:768; Equifax:739 as of 09/24/09). My credit score has been as high as 783 in the past and I do not have any late payments. Also, I have been employed at the same job for 14+ years. In essence, this would be a great investment! Again, thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,762.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447698

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447698	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447698. Member loan 447698 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Bayfront Medical Center	Debt-to-income ratio:	6.37%
Length of employment:	1 year	Location:	Tampa, FL

Home town:	Warren
Current & past employers:	Bayfront Medical Center, H. Lee Moffitt Cancer Center
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate my credit card debt and personal debt into one monthly payment. I have excellent credit and am trying to make my life easier and save money.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	70
Revolving Credit Balance:	$17,000.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447705

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447705	$15,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447705. Member loan 447705 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Self	Debt-to-income ratio:	7.54%
Length of employment:	16 years	Location:	Tallahassee, FL

Home town:	Smithfield
Current & past employers:	Self, Bob Anthony NRHA Hall of Fame Horse Trainer
Education:

This borrower member posted the following loan description, which has not been verified:

I need to try and get a lower interest rate to pay off a credit card and a car loan at the lower rate. I am a self employed horse trainer and I have had a successful business for 15 years. I have had several small loans and payed them back early. And I intend to do the same here.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,302.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447737	$25,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447737. Member loan 447737 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Omega Design Group	Debt-to-income ratio:	9.81%
Length of employment:	35 years 4 months	Location:	ATLANTA, GA

Home town:	Chicago
Current & past employers:	Omega Design Group, Omega Hospitality Group, Service America, Playboy Enterprises
Education:	Illinois Institute of Technology, University of Chicago

This borrower member posted the following loan description, which has not been verified:

Waiting for collection of $ 55,000 in receivables

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	36
Revolving Credit Balance:	$24,425.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447761

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447761	$15,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447761. Member loan 447761 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,500 / month
Current employer:	Intergramed America	Debt-to-income ratio:	13.82%
Length of employment:	2 years 8 months	Location:	Hayward, CA

Home town:	Fort Mclellan
Current & past employers:	Intergramed America, Steven Engineering
Education:	UC San Diego, San Diego State

This borrower member posted the following loan description, which has not been verified:

I inherited my home 6 years ago from my family and own it freeand clear, until now i could not stand to change anything on the home and tried to keep it exactly how it was. Well now it is time to change some things i have a great job and make great money, i also have a contractor willing to do the work for half the price it normally would cost due to his industry being a bit slower. Thanks in advance and i hope to make my dream a reality.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$737.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447781	$9,600	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447781. Member loan 447781 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	G and G Maintenance Services	Debt-to-income ratio:	15.36%
Length of employment:	29 years	Location:	Orange, CA

Home town:	Ventura
Current & past employers:	G and G Maintenance Services, Service first
Education:	Real Estate Liscense and general contractor

This borrower member posted the following loan description, which has not been verified:

I need to use this money to pay down my higher intrest loans, Thank you! Don

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	44
Revolving Credit Balance:	$7,283.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447788	$12,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447788. Member loan 447788 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	United States AirForce	Debt-to-income ratio:	22.47%
Length of employment:	7 years 4 months	Location:	Jonesboro, AR

Home town:
Current & past employers:	United States AirForce
Education:	Community College of the Air Force (CCAF), Arkansas Aviation Technologies Center, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my bills into one. I am currently in the military and very responsible when it comes to paying my bills on time. Yes I could pay my bills off one at a time but it is just easier for me to combine all ibills nto one with one interest rate. Thanks.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	64
Revolving Credit Balance:	$13,260.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447792

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447792	$4,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447792. Member loan 447792 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$667 / month
Current employer:	Chris Benson	Debt-to-income ratio:	9.45%
Length of employment:	7 months	Location:	Lexington, OK

Home town:	Weisboden
Current & past employers:	Chris Benson, Best Western, Origins, OU Physicians Urology, UltraThin Ribbons and Medals, Integrative Healthe Center, JD McCarty Center, Fast Lanes, Volunteers of America
Education:	Oklahoma City Community College

This borrower member posted the following loan description, which has not been verified:

I am an Occupational Therapy Assistant student and have one semester remaining. That final semester we perform clinicals at assigned medical facilities that run forty hours a week or more. The program recommends that we do not work during this time period due to the hours spent in our clinicals. I am currently attending classes and plan on utilizing these funds to assist in my continuing education.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,892.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447795	$9,250	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447795. Member loan 447795 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,240 / month
Current employer:	n/a	Debt-to-income ratio:	18.97%
Length of employment:	n/a	Location:	Tampa, FL

Home town:	Sancti Spiritus
Current & past employers:	Manana Marketing, Freelancer (www.guru.com)
Education:	Ai Miami International University of Art and Design

This borrower member posted the following loan description, which has not been verified:

I want to pay off all my credit cards. I am currently holding more than 22% on my interest rates.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,803.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447798

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447798	$10,000	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447798. Member loan 447798 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Allied Business Solutions	Debt-to-income ratio:	12.36%
Length of employment:	2 years	Location:	ATLANTA, GA

Home town:	Washington
Current & past employers:	Allied Business Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to get my credit cards for Macy's paid off and Discover, paid down because the interest rates are high. I would also like to use part of the money for dental expenses.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1972	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	20
Revolving Credit Balance:	$16,403.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447810

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447810	$10,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447810. Member loan 447810 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	Conserv FS	Debt-to-income ratio:	22.77%
Length of employment:	20 years 2 months	Location:	WAUKEGAN, IL

Home town:	Waukegan
Current & past employers:	Conserv FS
Education:

This borrower member posted the following loan description, which has not been verified:

I would like the loan to consolidate my bills that I currently have, so as to have 1 payment with a fixed finance charge. I believe to find myself a good reliable responsible candidate for the loan because I always pay my bills, and I believe this will make it even easier to do so. I have worked for the same company for 20 years, that shows reliability and responsibility. thank you

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	59
Revolving Credit Balance:	$5,274.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447820

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447820	$25,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447820. Member loan 447820 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,750 / month
Current employer:	harris county constable precinct 4	Debt-to-income ratio:	16.55%
Length of employment:	17 years 5 months	Location:	magnolia, TX

Home town:	kansas city
Current & past employers:	harris county constable precinct 4
Education:	Lone Star Community College

This borrower member posted the following loan description, which has not been verified:

I make great money. I have a full time job and also have extra side jobs from self employment which average about 50,000 anually on top of my salary. My pourpose for the loan is to consolidate so that I can have less smaller payments and one larger payment to stream line.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	14
Revolving Credit Balance:	$23,798.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447839	$2,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447839. Member loan 447839 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Safeway Inc.	Debt-to-income ratio:	24.54%
Length of employment:	13 years 2 months	Location:	spokane, WA

Home town:	newport
Current & past employers:	Safeway Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

i want to consolidate some small payments into one.I have steady employment 40+ hrs a week for 13 years now.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,622.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 447849

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447849	$9,500	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447849. Member loan 447849 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,975 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	2.84%
Length of employment:	2 years 1 month	Location:	Prince George, VA

Home town:	Oberlin
Current & past employers:	Booz Allen Hamilton, Northrop Grumman
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Entered into agreement with Paramount Builders, Inc. for the purchase and installation of eleven energy-efficient windows for my primary residence. These windows meet the government's new requirements for the energy efficiency tax credit announced in June 2009. Total project cost is $10, 821.00, a 10% deposit of $1082.00 has been provided to Paramount as earnest money. I've never missed a mortgage payment on my home in over 17 years. Current mortage loan to value on the home is 75%. Property values have actually increased in this area despite national market trends over the last two years, due to the doubling in size of Fort Lee, VA as a result of the government's Base Realignment And Closure program. Based on my credit rating and income, I believe that I can find better interest rates than what's being offered by banks or Paramount's lenders.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,712.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447851

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447851	$12,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447851. Member loan 447851 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Federal Aviation Administration (FAA)	Debt-to-income ratio:	13.99%
Length of employment:	22 years	Location:	Swartz Creek, MI

Home town:	San Angelo
Current & past employers:	Federal Aviation Administration (FAA), USAF
Education:

This borrower member posted the following loan description, which has not been verified:

The local utility is developing a project to connect the homes on our neighborhood to natural gas. We currently heat our home and hot water with propane. The projected savings is approximately one-half the cost to heat with propane. My husband has been out of work for almost 10 months and I have been able to make the expenses with my salary. We would also like to start a small trucking business. We need some capital to get thru the initial set up and operating cost, until reimbursements start to be paid. I have been with my job for over 22 years, and there has been no downsizing with my employer, and there is none in the foreseeable future.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$21,648.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447856

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447856	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447856. Member loan 447856 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,942 / month
Current employer:	grand eka wholesale	Debt-to-income ratio:	2.35%
Length of employment:	4 years 2 months	Location:	chicago, IL

Home town:
Current & past employers:	grand eka wholesale
Education:

This borrower member posted the following loan description, which has not been verified:

hi i would like to pay off some medical expenses and make a major purchase for new appliances in my home i really need them i want to pay down some bills and get new appliances for the home i have good credit i like the term that lending club have 3 years i don't want to go to the bank and get any thing revolving line this is better and i can pay of very fast thank you hope you can help me

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,415.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447858

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447858	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447858. Member loan 447858 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	7UP BOTTLING	Debt-to-income ratio:	17.20%
Length of employment:	4 years 3 months	Location:	Glendale, CA

Home town:
Current & past employers:	7UP BOTTLING
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to purchase a new home before the end of the year. I have money saved up for down payment but I am little bit short. I work for a 7up bottling company since 2005 as a chief staff accountant. I have a stable job. I am a first time home buyer and also I am pushing to buy a new home before the end of the year so I can qualify for the tax rebate and discounts. This loan will help me qualify to buy a new home and bring my family closer then ever before. Thank you for all your support and understanding

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,401.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447890

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447890	$10,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447890. Member loan 447890 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Hastings Entertainment	Debt-to-income ratio:	13.05%
Length of employment:	10 years	Location:	ROSWELL, NM

Home town:	Columbus
Current & past employers:	Hastings Entertainment
Education:	NMSU-A

This borrower member posted the following loan description, which has not been verified:

This loan is a lump sum payoff for back child support. With this loan, all of the child support will be paid in full with nothing else owed. I am a good candidate for this loan because I have paid all of my major bills on time until paid off. I am also taking care of debts that I accrued when I was young. I just paid off my car today and that was a 28,000 loan. I am trying to take care of my credit report and history so that home ownership will be a future option. This loan is a step in that direction.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,624.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447898

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447898	$2,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447898. Member loan 447898 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	North sound emergency medicine	Debt-to-income ratio:	4.85%
Length of employment:	1 year 3 months	Location:	everett, WA

Home town:	Boulder
Current & past employers:	North sound emergency medicine, JJ&R medical group, Emergency Management Medical Associates
Education:	Brigham Young University, Western University of Health Sciences

This borrower member posted the following loan description, which has not been verified:

We need a 2000 dollar down payment for a vehicle

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,874.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 447920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447920	$20,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447920. Member loan 447920 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$58,333 / month
Current employer:	vmware	Debt-to-income ratio:	3.09%
Length of employment:	4 years	Location:	Fort Lauderdale, FL

Home town:	Glendale
Current & past employers:	vmware, EMC
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for loan to complete remodel

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	33
Revolving Credit Balance:	$6,960.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447924

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447924	$8,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447924. Member loan 447924 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	US Navy	Debt-to-income ratio:	9.81%
Length of employment:	7 years 11 months	Location:	San Diego, CA

Home town:	Tulsa
Current & past employers:	US Navy
Education:	Thomas Edison State College

This borrower member posted the following loan description, which has not been verified:

Hi, I am seeking a loan to consolidate two credit cards that we no longer use due to the 15%+ interest rate that they carry. I am active duty navy, 2 years remaining on my contract. My take home pay(net) is roughly $4600 and will be going up in Nov a few hundred dollars based my length of service. My wife's take home pay is roughly $2000. All of our bills, including our mortgage/cars/insurance are roughly $3800. Our grocery/household items add up roughly to $800. The rest of our budget goes towards incidentals and discretionary items. I get one time bonuses every 01Oct09 as a retention payment from the navy, of roughly $2000. I will also get a one-time payment of 4000(pre-tax) in Nov when I renew my contract for 2 years with the Navy(till 05Nov11). The following year(2010) I will also get 4k, since they give you half up front and the rest spaced out over the period of your enlistment. Since I'm only doing two more years, I only have one year for the other half to be split into. If you have any questions, let me know. We are financially responsible people, we just racked up this credit card debt over the last year due to my wife taking off work for a year because we had a baby, she is now back to work as reference above. My goal in asking for a loan is to get a lower interest rate and have a structured payment. The cards will be closed after being paid. So it is mainly out of curiosity in the rate that I can get here vice going to the bank, this loan is not a make or break issue. I intend on paying this loan off by the end of next year. If you fund my loan, you will not have any issues with repayment.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,654.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 447932

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447932	$6,800	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447932. Member loan 447932 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	n/a	Debt-to-income ratio:	4.90%
Length of employment:	8 years 6 months	Location:	WATKINSVILLE, GA

Home town:	FLOWOOD
Current & past employers:
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

I got a little aggressive over the past couple of years. To make a long story short, I spent much of my reserves on a couple things. Well, Murphy moved in and bit me a little.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,296.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447950	$18,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447950. Member loan 447950 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	NIOC Hawaii	Debt-to-income ratio:	16.04%
Length of employment:	8 years 1 month	Location:	Ewa Beach, HI

Home town:	Clinton
Current & past employers:	NIOC Hawaii
Education:

This borrower member posted the following loan description, which has not been verified:

During the period of 2005-2007 my wife and I had some difficulties financially due to the loss of her income. She became gainfully employed and we were able to decrease our debts by several thousand dollars. We are now looking at consolidating the remaining debt onto one account so we can pay it off sooner and start focusing on saving for our children's education.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	32
Revolving Credit Balance:	$6,868.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447971

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
447971	$1,750	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 447971. Member loan 447971 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$800 / month
Current employer:	Amanda Davis	Debt-to-income ratio:	21.25%
Length of employment:	6 months	Location:	Bolingbrook, IL

Home town:	DeKalb
Current & past employers:	Amanda Davis, KFC
Education:	Western Illinois University

This borrower member posted the following loan description, which has not been verified:

Personal loan for bills

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,385.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 65 dated October 2, 2009